UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013

EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 17, 2013, EMCOR Group, Inc. (the “Company”), a Delaware corporation, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Texas Turnaround LLC, a Delaware limited liability company, Altair Strickland Group, Inc., a Texas corporation, Rep Holdings LLC, a Texas limited liability company, ASG Key Employee LLC, a Texas limited liability company, Repcon Key Employee LLC, a Texas limited liability company, Gulfstar MBII, Ltd., a Texas limited partnership, The Trustee of the James T. Robinson and Diana J. Robinson 2010 Irrevocable Trust, The Trustee of the Steven Rothbauer 2012 Descendant’s Trust, The Co-Trustees of the Patia Strickland 2012 Descendant’s Trust, The Co-Trustees of the Carter Strickland 2012 Descendant’s Trust, and The Co-Trustees of the Walton 2012 Grandchildren’s Trust (collectively, “Sellers”) for the Company to acquire all of the outstanding capital stock of RepconStrickland, Inc., a Delaware corporation (along with its subsidiaries, “RepconStrickland”), in exchange for approximately $455 million in cash to be paid to Sellers.  The acquisition will be financed through a combination of available cash and borrowings under the Company’s revolving credit facility.

Consummation of the transaction is subject to customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of a material adverse effect on RepconStrickland.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text thereof attached as an exhibit to this filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 2.1	Purchase and Sale Agreement, dated as of June 17, 2013 by and among Texas Turnaround LLC, a Delaware limited liability company, Altair Strickland Group, Inc., a Texas corporation, Rep Holdings LLC, a Texas limited liability company, ASG Key Employee LLC, a Texas limited liability company, Repcon Key Employee LLC, a Texas limited liability company, Gulfstar MBII, Ltd., a Texas limited partnership, The Trustee of the James T. Robinson and Diana J. Robinson 2010 Irrevocable Trust, The Trustee of the Steven Rothbauer 2012 Descendant’s Trust, The Co-Trustees of the Patia Strickland 2012 Descendant’s Trust, The Co-Trustees of the Carter Strickland 2012 Descendant’s Trust, and The Co-Trustees of the Walton 2012 Grandchildren’s Trust (collectively, “Sellers”) and EMCOR Group, Inc.

	Exhibit 99.1	Press Release dated June 17, 2013.*

* This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K.  Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR Group, Inc.

Dated: June 18, 2013	By:	/s/ SHELDON I. CAMMAKER
Sheldon I. Cammaker
Executive Vice President and
General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of June 17, 2013 by and among Texas Turnaround LLC, a Delaware limited liability company, Altair Strickland Group, Inc., a Texas corporation, Rep Holdings LLC, a Texas limited liability company, ASG Key Employee LLC, a Texas limited liability company, Repcon Key Employee LLC, a Texas limited liability company, Gulfstar MBII, Ltd., a Texas limited partnership, The Trustee of the James T. Robinson and Diana J. Robinson 2010 Irrevocable Trust, The Trustee of the Steven Rothbauer 2012 Descendant’s Trust, The Co-Trustees of the Patia Strickland 2012 Descendant’s Trust, The Co-Trustees of the Carter Strickland 2012 Descendant’s Trust, and The Co-Trustees of the Walton 2012 Grandchildren’s Trust (collectively, “Sellers”) and EMCOR Group, Inc.

99.1	Press Release dated June 17, 2013.

EXHIBIT 2.1

PURCHASE AND SALE AGREEMENT

by and among

TEXAS TURNAROUND LLC,

ALTAIRSTRICKLAND GROUP, INC.,

REP HOLDINGS LLC,

ASG KEY EMPLOYEE LLC,

REPCON KEY EMPLOYEE LLC,

GULFSTAR MB II, LTD.,

THE TRUSTEE OF THE JAMES T. ROBINSON AND DIANA J. ROBINSON 2010 IRREVOCABLE TRUST,

THE TRUSTEE OF THE STEVEN ROTHBAUER 2012 DESCENDANT’S TRUST,

THE CO-TRUSTEES OF THE PATIA STRICKLAND 2012 DESCENDANT’S TRUST,

THE CO-TRUSTEES OF THE CARTER STRICKLAND 2012 DESCENDANT’S TRUST, and

THE CO-TRUSTEES OF THE WALTON 2012 GRANDCHILDREN’S TRUST,

as Sellers,

and

EMCOR GROUP, INC.,

as Buyer

dated as of

June 17, 2013

TABLE OF CONTENTS

Page

Article I.	DEFINITIONS AND RULES OF CONSTRUCTION	1

Section 1.1	Definitions	1
Section 1.2	Rules of Construction.	16

Article II.	PURCHASE AND SALE; PURCHASE PRICE; CLOSING	16

Section 2.1	Purchase and Sale of Shares	16
Section 2.2	Purchase Price	16
Section 2.3	The Closing.	17
Section 2.4	Closing Purchase Price Estimate	18
Section 2.5	Post-Closing Purchase Price Reconciliation.	19
Section 2.6	Withholding	21

Article III.	REPRESENTATIONS AND WARRANTIES RELATING TO EACH SELLER	21

Section 3.1	Organization	22
Section 3.2	Authorization; Enforceability	22
Section 3.3	No Conflict	22
Section 3.4	Litigation	23
Section 3.5	Brokers’ Fees	23
Section 3.6	Ownership of Shares	23

Article IV.	REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY	23

Section 4.1	Organization	23
Section 4.2	No Conflict	23
Section 4.3	Capitalization	24
Section 4.4	Financial Statements	25
Section 4.5	Real Property.	25
Section 4.6	Intellectual Property	26
Section 4.7	Litigation	27
Section 4.8	Taxes	27
Section 4.9	Absence of Changes	29
Section 4.10	Contracts	30
Section 4.11	Permits; Compliance with Laws	31
Section 4.12	Employee Benefit Plans	31
Section 4.13	Environmental Matters	34
Section 4.14	Insurance	35
Section 4.15	Assets	36
Section 4.16	Customers	37
Section 4.17	Debt; Guarantees	37
Section 4.18	Transactions with Affiliates	37
Section 4.19	Disclaimer of Additional and Implied Warranties	37

Article V.	REPRESENTATIONS AND WARRANTIES RELATING TO BUYER	37

Section 5.1	Organization	37
Section 5.2	Authorization; Enforceability	37
Section 5.3	No Conflict	38
Section 5.4	Litigation	38
Section 5.5	Financial Ability; Solvency	38
Section 5.6	Investment Representation	38
Section 5.7	Independent Investigation	39
Section 5.8	Brokers’ Fees	39

Article VI.	COVENANTS	39

Section 6.1	Conduct of Business	39
Section 6.2	Access.	41
Section 6.3	Confidentiality	42
Section 6.4	Third-Party Approvals	44
Section 6.5	Regulatory Filings	44
Section 6.6	Indemnification of Officers and Directors.	45
Section 6.7	Employee and Benefit Matters	46
Section 6.8	Requisite Section 280G Action	49
Section 6.9	Termination of Nonqualified Excess Plan	49
Section 6.10	Termination of Company Stock Options	49
Section 6.11	Waiver of Certain Rights	50
Section 6.12	Update Information	50
Section 6.13	Nonsolicitation of Employees	50
Section 6.14	Permits	51
Section 6.15	Further Assurances	51
Section 6.16	Termination of Affiliate Arrangements; Release	51
Section 6.17	Exclusivity	51
Section 6.18	California Litigation	52

Article VII.	TAX MATTERS	52

Section 7.1	Tax Returns	52
Section 7.2	Cooperation	53
Section 7.3	Transfer Taxes	54
Section 7.4	Tax Proceedings.	54
Section 7.5	Certain Tax Elections	55
Section 7.6	Certain Tax Benefits, Refunds and Carrybacks.	55
Section 7.7	Survival	56

Article VIII.	CONDITIONS TO OBLIGATIONS	56

Section 8.1	Conditions to the Obligations of the Parties	56
Section 8.2	Conditions to Obligations of Buyer	56
Section 8.3	Conditions to the Obligations of Sellers	57

Article IX.	INDEMNIFICATION	58

Section 9.1	Survival of Representations, Warranties and Covenants	58
Section 9.2	Indemnification.	58
Section 9.3	Indemnification Procedures	60
Section 9.4	Limitations on Liability	63
Section 9.5	Buyer Recourse; Escrow Accounts.	64
Section 9.6	Waiver of Other Representations.	66
Section 9.7	Purchase Price Adjustment	67
Section 9.8	Exclusive Remedy; Limitation on Damages.	67
Section 9.9	No Circular Recovery	68
Section 9.10	Knowledge and Investigation	68

Article X.	TERMINATION	69

Section 10.1	Termination	69
Section 10.2	Effect of Termination	69

Article XI.	MISCELLANEOUS	70

Section 11.1	Seller Representative	70
Section 11.2	Notices	71
Section 11.3	Assignment	72
Section 11.4	Rights of Third Parties	72
Section 11.5	Expenses	72
Section 11.6	Counterparts	72
Section 11.7	Entire Agreement	72
Section 11.8	Disclosure Schedules	72
Section 11.9	Amendments	73
Section 11.10	Publicity	73
Section 11.11	Severability	73
Section 11.12	Governing Law; Jurisdiction.	73
Section 11.13	Specific Performance	74

- -

Disclosure Schedules

Schedule 1.1(a)	-	Knowledge Parties
Schedule 1.1(b)	-	Company Subsidiaries
Schedule 1.1(c)	-	Designated Executives
Schedule 1.1(d)	-	Adjustment Calculation Methodology
Schedule 2.3(b)(ii)	-	Resignations
Schedule 3.3	-	Seller Approvals
Schedule 3.6	-	Ownership of Shares
Schedule 4.2	-	Company Approvals
Schedule 4.3(a)	-	Capitalization
Schedule 4.3(b)	-	Equity Interests
Schedule 4.4(a)	-	Company Financial Statements
Schedule 4.5(a)	-	Owned Property
Schedule 4.5(b)	-	Leased Property
Schedule 4.6(a)	-	Intellectual Property
Schedule 4.6(c)	-	Intellectual Property Disclosures
Schedule 4.7	-	Litigation
Schedule 4.8	-	Taxes
Schedule 4.9	-	Certain Changes
Schedule 4.10(a)	-	Disclosed Contracts
Schedule 4.10(b)	-	Disclosed Contracts Disclosures
Schedule 4.11	-	Permits; Compliance with Laws
Schedule 4.12(a)	-	Company Benefit Plans
Schedule 4.12(g)	-	280G Matters
Schedule 4.12(k)	-	Exempt Employees
Schedule 4.13(a)	-	Environmental Matters
Schedule 4.14(a)	-	Company Policies
Schedule 4.16	-	Customers
Schedule 4.17	-	Debt; Guarantees
Schedule 4.18	-	Transactions with Affiliates
Schedule 5.3	-	Buyer Approvals
Schedule 6.1	-	Certain Permitted Conduct of Business
Schedule 6.16(a)	-	Surviving Affiliate Agreements
Schedule 6.16(b)	-	Certain Rights and Claims
Schedule 8.2(e)	-	Debt Payoffs at Closing

Exhibits

Exhibit A	-	Form of California Litigation Escrow Agreement
Exhibit B	-	Form of Indemnity Escrow Agreement
Exhibit C	-	Form of Option Holder Release

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of June 17, 2013 (this “Agreement”), is entered into by and among TEXAS TURNAROUND LLC, a Delaware limited liability company (“Texas Turnaround”), ALTAIRSTRICKLAND GROUP, INC., a Texas corporation (“Altair”), REP HOLDINGS LLC, a Texas limited liability company (“REP Holdings”), ASG KEY EMPLOYEE LLC, a Texas limited liability company (“ASG Employee”), REPCON KEY EMPLOYEE LLC, a Texas limited liability company (“Repcon Key Employee”), GULFSTAR MB II, LTD., a Texas limited partnership (“GulfStar”), THE TRUSTEE OF THE JAMES T. ROBINSON AND DIANA J. ROBINSON 2010 IRREVOCABLE TRUST (“Robinson Trust”), THE TRUSTEE OF THE STEVEN ROTHBAUER 2012 DESCENDANT’S TRUST (“Rothbauer Trust”), THE CO-TRUSTEES OF THE PATIA STRICKLAND 2012 DESCENDANT’S TRUST (“Patia Strickland Trust”), THE CO-TRUSTEES OF THE CARTER STRICKLAND 2012 DESCENDANT’S TRUST (“Strickland Trust”), and THE CO-TRUSTEES OF THE WALTON 2012 GRANDCHILDREN’S TRUST (the “Walton Trust”, and together with Texas Turnaround, Altair, REP Holdings, ASG Employee, Repcon Key Employee, GulfStar, the Robinson Trust, the Rothbauer Trust, the Patia Strickland Trust and the Strickland Trust, each a “Seller” and collectively, “Sellers”), and EMCOR GROUP, INC., a Delaware Corporation (“Buyer”).

RECITALS

WHEREAS, Sellers collectively own 100% of the issued and outstanding shares of the Common Stock (as hereinafter defined) (the “Shares”) of RepconStrickland, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company Group (as hereinafter defined) is in the business of providing recurring turnaround, maintenance and specialty services to the refinery and petrochemical industries;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Sellers.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.  As used herein, the following terms shall have the following meaning:

“Adjustment Statement” has the meaning provided such term in Section 2.5(a).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise.  For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Affiliate Arrangements” has the meaning provided such term in Section 6.16(a).

“Agreement” has the meaning provided such term in the preamble to this Agreement.

“Altair” has the meaning provided such term in the preamble to this Agreement.

“Annual Base Salary” has the meaning provided such term in Section 6.7(g)(i).

“Annual Financial Statements” has the meaning provided such term in Section 4.4(a).

“Applicable Seller Indemnifying Party” means the Seller Representative; provided, however, that with respect to a claim for Losses subject to Section 9.5(a)(ii), the Applicable Seller Indemnifying Party shall be the particular Seller that is alleged to have breached a representation or warranty under Article III or Seller Individual Covenant giving rise to such Losses.

“ASG Employee” has the meaning provided such term in the preamble to this Agreement.

“Assets” has the meaning provided such term in Section 4.15(a).

“Base Purchase Price” has the meaning provided such term in Section 2.2.

“Bond” and “Bonds” have the meaning provided such terms in Section 4.10(a)(xi).

“Business” means the Company Group’s business of providing (a) general turnaround, (b) general maintenance, (c) specialty services, (d) general piping services, (e) welding-related services and/or (f) capital-related work to the refinery and/or petrochemical industries.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the city of Houston, Texas, are required or authorized by Law to remain closed.

“Buyer” has the meaning provided such term in the preamble to this Agreement.

“Buyer Approvals” has the meaning provided such term in Section 5.3.

“Buyer Benefit Plans” has the meaning provided such term in Section 6.7(d).

“Buyer Indemnified Parties” has the meaning provided such term in Section 9.2(a).

“California Litigation” means (1) Daniel Martin v. AltairStrickland, LLC; and Does 1 through 10 inclusive, Superior Court of the State of California in and for the County of Alameda, Case No. RG11575618 and (2) Alejandro Vasquez and Patrick Cohn v. Turnaround Welding Services, LLC; and Does 1 through 10, inclusive, Superior Court of the State of California in and for the County of Contra Costa, Case No. C12-00340, and all claims whether or not asserted, counter-claims, cross-claims, affirmative defenses and proceedings arising from (1) or (2) (including any of the foregoing had or asserted by members of the putative classes on whose behalf (1) or (2) has been brought (each, a “Putative Class Member”)), including all appeals and remands thereof.

“California Litigation Escrow Account” means the account established with the Escrow Agent pursuant to the California Litigation Escrow Agreement for the deposit and disposition of the California Litigation Escrow Amount.

“California Litigation Escrow Agreement” means an agreement to be entered into at the Closing in connection with the California Litigation, among Buyer, the Seller Representative and the Escrow Agent in the form attached hereto as Exhibit A or in such other form as may be reasonably acceptable to each of Buyer, the Seller Representative and the Escrow Agent.

“California Litigation Escrow Amount” has the meaning provided such term in Section 2.3(c)(ii).

“California Litigation Expiration Date” has the meaning provided such term in Section 9.5(d).

“Cap” has the meaning provided such term in Section 9.4(c).

“Cash Balance” means the positive balance, if any, of cash and cash equivalents (excluding restricted cash, petty cash, Comdata cash and cash held in the JPMorgan bank account in respect of health insurance claims) less the amount of any pending, un-cashed checks, of the Company Group on a consolidated basis, plus the amount of any cash collateral posted in respect of the Company Policies, calculated as of the Closing Date in accordance with GAAP applied using the same principles, policies and methods used in preparing the Company Financial Statements, to the extent consistent with GAAP, subject to adjustment in accordance with Section 2.3(d).

“Cause” has the meaning provided such term in Section 6.7(g)(ii).

“Claim Notice” has the meaning provided such term in Section 9.3(a).

“Closing” has the meaning provided such term in Section 2.3(a).

“Closing Cash Balance” has the meaning provided such term in Section 2.5(a).

“Closing Debt Balance” has the meaning provided such term in Section 2.5(a).

“Closing Date” has the meaning provided such term in Section 2.3(a).

“Closing Net Working Capital” has the meaning provided such term in Section 2.5(a).

“COBRA” has the meaning provided such term in Section 6.7(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01, of the Company that is issued and outstanding.

“Company” has the meaning provided such term in the recitals to this Agreement.

“Company Approvals” has the meaning provided such term in Section 4.2.

“Company Benefit Plan” has the meaning provided such term in Section 4.12(a).

“Company Credit Facility” means all obligations of the Company and the Company Subsidiaries pursuant to that certain Credit Agreement dated as of September 28, 2011, among the Company, as Borrower, the Lenders party thereto from time to time, the Guarantors signatories thereto and KeyBank National Association, as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated November 7, 2012 and that certain Second Amendment to Credit Agreement dated March 4, 2013, including under all letters of credit issued thereunder and all other Loan Documents (as defined therein).

“Company Financial Statements” has the meaning provided such term in Section 4.4(a).

“Company Group” means the Company and the Company Subsidiaries, collectively.

“Company IP” has the meaning provided such term in Section 4.6(b).

“Company Policies” has the meaning provided such term in Section 4.14(a).

“Company Stock Option” has the meaning provided such term in Section 6.10.

“Company Subsidiary” or “Company Subsidiaries” means, individually, each Subsidiary of the Company, each of which is listed on Schedule 1.1(b).

“Company Transaction Expenses” means all Third-Party advisory expenses (including investment banker, broker fees and legal and accounting fees and expenses) and costs relating to the negotiation, execution and performance of this Agreement and the Transactions as incurred by the Company, in all cases to the extent incurred but unpaid as of the Closing, including any fees payable to Harris Williams & Co. upon the consummation of the Transactions.

“Confidentiality Agreement” means that certain confidentiality agreement dated to be effective as of December 14, 2012 by and between ArcLight Capital Partners, LLC and Buyer.

“Contract” means any legally binding agreement, commitment, lease, license or contract.

“Covered Persons” has the meaning provided such term in Section 6.6(a).

“Current Assets” means current assets calculated in accordance with GAAP applied using the same principles, policies and methods used in preparing the Company Financial Statements, and shall expressly exclude any (i) Cash Balance, (ii) current or deferred Tax assets and (iii) Taxes receivable.

“Current Liabilities” means current liabilities calculated in accordance with GAAP applied using the same principles, policies and methods used in preparing the Company Financial Statements, and shall expressly exclude any (i) accrued interest and other liabilities associated with the Company Credit Facility (including interest rate cap transactions) or other Debt, (ii) current or deferred Tax liabilities, (iii) Taxes payable, (iv) LTIP Liability, (v) Repcon Key Employee Liability, (vi) liabilities under the Transaction Bonus Letters, (vii) liabilities under the Stock Option Plan (viii) liabilities for Company Transaction Expenses and (ix) liabilities arising from or out of, or as a result of or relating to, directly or indirectly, the California Litigation.

“Debt” means, with respect to any Person, (i) indebtedness of such Person for borrowed money, (ii) other indebtedness of such Person evidenced by notes, bonds or debentures, (iii) capitalized leases classified as indebtedness of such Person under GAAP, as in effect as of the Closing, (iv) the deferred purchase price of assets, services or securities (other than ordinary trade accounts payable), (v) conditional sale or other title retention agreements, (vi) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby), (vii) any interest rate cap transactions, (viii) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (i) through (vii), and (ix) in the nature of Guarantees of the obligations described in clauses (i) through (vii) above of any other Person.  “Debt” shall not include arrangements pursuant to which the Company or any Company Subsidiary obtains or provides credit through the use of credit or charge cards to be used in the Ordinary Course of Business or bid bonds or other surety bonds obtained or provided by or on behalf of the Company or any Company Subsidiary in the Ordinary Course of Business.

“Debt Balance” means the positive balance, if any, of Debt of the Company Group on a consolidated basis, calculated as of the Closing Date immediately after giving effect to the Transactions (including the making of the payments set forth in Section 2.3(d)), but excluding any Debt attributable to the actions of Buyer, in accordance with GAAP applied using the same principles, policies and methods used in preparing the Company Financial Statements, to the extent consistent with GAAP.  The Debt Balance shall in no event be less than zero.

“Deductible” has the meaning provided such term in Section 9.4(b).

“Designated Executive” means each Employee listed on Schedule 1.1(c).

“Disclosed Contracts” has the meaning provided such term in Section 4.10(a).

“Disclosure Schedules” means the disclosure schedules attached hereto.

“Disclosure Schedule Update” has the meaning provided such term in Section 6.12.

“Dollars” and “$” mean the lawful currency of the United States.

“Employee” and “Employees” have the meanings provided such terms in Section 6.7(b).

“Employee Benefit Plan” means any of the following, whether or not reduced to writing, that is entered into with or maintained for the benefit of one or more employees, officers, directors, consultants or other independent contractors: (a) any plan, fund or program that provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services; (b) any plan, fund, or program that provides retirement income or otherwise results in a deferral of income; (c) any plan, fund or program that provides severance, retention, change-in-control, unemployment, vacation or fringe benefits (including dependent and health care accounts); (d) any incentive compensation plan, deferred compensation plan, stock option or other stock-based or other equity-based incentive or benefit plan; (e) any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (f) any other plan, agreement, policy or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, restricted stock, stock unit or other forms of incentive compensation or post-retirement compensation or insurance.

“Employment Agreements” means the employment agreements between the Company or Company Subsidiary and each of the Designated Executives, each entered into as of the date hereof.

“Environmental Claim” means any claim, action, cause of action, investigation, request for information or notice by any Person alleging potential liability (including potential liability for investigatory tests, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence or Release of any Hazardous Materials at any location, or (ii) any other circumstance forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any applicable Law relating to the environment, health, safety, natural resources, or the protection thereof, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Permits” has the meaning provided such term in Section 4.13(a)(i).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is or is required to be, or at any relevant time was or was required to be, treated as part of the same employer with the Company or any Company Subsidiary pursuant to Section 414 of the Code or Section 4001 of ERISA.

“Escrow Agent” means U.S. Bank National Association.

“Estimated Closing Cash Balance” has the meaning provided such term in Section 2.4.

“Estimated Closing Net Working Capital” has the meaning provided such term in Section 2.4.

“Exempt Employee” means (a) any Employee who (i) is paid on a salaried basis and properly classified as exempt from Federal and state minimum wage and overtime requirements and (ii) not (A) a Designated Executive, (B) an Employee who has been hired with the understanding that his or her employment is intended to be for a set period of time, whether measured in days, weeks, months, the duration of a project, the period of a permanent employee’s absence or by reference to any other event or time period or (C) an Employee who is not hired on a full-time basis, and (b) any Employee who is included on Schedule 4.12(k) (each which Employee is not an Employee described in clause (a)(ii) of this definition).

“Final Adjustment Statement” has the meaning provided such term in Section 2.5(c).

“Final Closing Cash Adjustment” means the positive or negative amount equal to the Final Closing Cash Balance minus the Estimated Closing Cash Balance.

“Final Closing Cash Balance” has the meaning provided such term in Section 2.5(c).

“Final Closing Debt Balance” has the meaning provided such term in Section 2.5(c).

“Final Closing Net Working Capital” has the meaning provided such term in Section 2.5(c).

“Final Closing Net Working Capital Adjustment” has the meaning provided such term in Section 2.2.

“Final Reconciliation Dispute” has the meaning provided such term in Section 2.5(c).

“Financial Statement Date” means December 31, 2012.

“Fundamental Representations” has the meaning provided such term in Section 9.1.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Financial Statement Date, consistently applied.

“Good Reason” has the meaning provided such term in Section 6.7(g)(iii).

“Governmental Authority” means any federal, state, municipal, local, domestic or foreign or similar governmental authority, regulatory or administrative agency, court or arbitral body.

“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Debt or other liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are primarily designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financing condition of such obligor and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

“GulfStar” has the meaning provided such term in the preamble to this Agreement.

“Hazardous Materials” means any hazardous waste as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material (including friable asbestos, urea formaldehyde insulation or polychlorinated biphenyls), in each case regulated by any Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning provided such term in Section 9.3(a).

“Indemnifying Party” has the meaning provided such term in Section 9.3(a).

“Indemnity Escrow Account” means the account established with the Escrow Agent pursuant to the Indemnity Escrow Agreement for the deposit and disposition of the Indemnity Escrow Amount.

“Indemnity Escrow Agreement” means an agreement to be entered into at the Closing among Buyer, the Seller Representative and the Escrow Agent in the form attached hereto as Exhibit B or in such other form as may be reasonably acceptable to each of Buyer, the Seller Representative and the Escrow Agent.

“Indemnity Escrow Amount” has the meaning provided such term in Section 2.3(c)(ii).

“Indemnity Escrow Claims Date” has the meaning provided such term Section 9.5(c).

“Initial Claim Amount” has the meaning provided such term in Section 9.5(b).

“Initial Claims” has the meaning provided such term in Section 9.5(b).

“Initial Claims Date” has the meaning provided such term in Section 9.5(b).

“Initial Reconciliation Disputes” has the meaning provided such term in Section 2.5(b).

“Intellectual Property” means all intellectual property and proprietary rights of any type or nature in any jurisdiction throughout the world, and all corresponding rights, including (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all live and outstanding patents of any type or nature, and industrial designs; (b) all trademarks, tradenames, servicemarks, trade dress, Internet domain names, and all proprietary branding and indicia of origin, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights; (d) all proprietary trade secrets, know-how, technologies, computer programs, hardware, software, processes, techniques, protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, and confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; and (f) all applications to register or otherwise perfect the foregoing, and all rights of action in all forums arising from the foregoing.

“Interim Financial Statements” has the meaning provided such term in Section 4.4(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” or “Known” means the actual knowledge of those individuals set forth on Schedule 1.1(a) after making reasonable inquiries of the officer or employee of the Company or a Company Subsidiary who, in the ordinary scope of that person’s employment, is the next most senior officer or employee, as applicable, with direct responsibility over the applicable subject matter.

“Law” means any applicable law, rule, regulation, ordinance, Order, judgment or decree of a Governmental Authority, in each case, as in effect on and as interpreted on the date of this Agreement.

“Leased Property” shall have the meaning provided such term in Section 4.5(b).

“Leases” shall have the meaning provided such term in Section 4.5(b).

“LIBOR” means the rate for any one-month loan appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to commencement of any period for which interest may be due under this Agreement.

“Lien(s)” means any charges, liens, pledges, options, encumbrances, mortgages, deeds of trust, hypothecations or security interests.

“Litigation” means any investigation or inquiry (in each case, with respect to which written notice has been provided), action, arbitration claim, suit or proceeding by or before any Governmental Authority.

“Losses” means all liabilities, losses, damages, fines, penalties, Taxes, judgments, settlements, Orders, awards, costs and expenses, whether or not involving a Third-Party Claim, claimed, incurred or suffered (including reasonable fees and expenses of counsel, court or arbitration fees and other costs and expenses of investigation, defense or enforcement).

“LTIP” means the RepconStrickland, Inc. 2011 Long-Term Incentive Compensation Plan.

“LTIP Adjustment Amount” means an amount equal to $3,366,111.00.

“LTIP Liability” means all liabilities of the Company associated with the LTIP.

“Material Adverse Effect” means any change, effect or circumstance that materially and adversely affects the Business or condition of the Company Group (financial or otherwise), taken as a whole; provided, however, that “Material Adverse Effect” shall exclude any adverse effect resulting or arising from:  (i) any change generally affecting the international or national or regional industries or markets in which any member of the Company Group operates or conducts the Business which does not disproportionately affect the Company Group or the Business when compared to other Persons similarly situated to the Company Group; (ii) any change in national or international regulatory or political conditions, including any engagement in or escalation of hostilities, whether or not pursuant to the declaration of a national emergency or war, armed hostilities, sabotage and the occurrence of any military or terrorist attack or changes or additional security measures imposed by a Governmental Authority in connection therewith which does not disproportionately affect the Company or the Business when compared to other Persons similarly situated to the Company Group; (iii) acts of God (including hurricanes, earthquakes or similar catastrophes) which do not disproportionately affect the Company or the Business when compared to other Persons similarly situated to the Company Group; (iv) changes in industry standards, Laws, regulatory policies or GAAP which do not disproportionately affect the Company Group or the Business when compared to other Persons similarly situated to the Company Group; (v) the entry into or announcement of this Agreement or the consummation of the Transactions; or (vi) except to the extent caused by any event, change or other circumstance or condition otherwise constituting a “Material Adverse Effect”, any failure by the Company or any Company Subsidiary to meet any projections or forecasts for any period occurring on or after the date of this Agreement.

Any determination as to whether any circumstance, change or effect has a Material Adverse Effect shall be made only after taking into account all benefits and costs with respect to such circumstance, change or effect, including effective Third-Party insurance coverages, indemnification or reimbursement rights.

“Material Contract” has the meaning provided such term in Section 4.10(a).

“Most Recent Balance Sheet” means the audited balance sheet of the Company Group, on a consolidated basis, as of December 31, 2012, which is included in the Annual Financial Statements.

“Net Working Capital” means an amount, which may be positive or negative, equal to (a) total Current Assets of the Company Group on a consolidated basis as of the Closing Date, minus (b) total Current Liabilities of the Company Group on a consolidated basis as of the Closing Date, determined without duplication of any amounts and without giving effect to the Transactions.

“Neutral Auditor” has the meaning provided such term in Section 2.5(c).

“Non-Competition Agreement” means the non-competition agreement entered into by the Company and Jerry Strickland, dated as of the date hereof.

“Option Holder” means a holder of one or more Company Stock Options.

“Option Holder Releases” has the meaning provided such term in Section 6.10.

“Order” means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award, in each case to the extent legally binding and finally determined.

“Ordinary Course of Business” means any action taken by any Person which is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, and past practice with respect to management of cash and other working capital) which is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, stockholders’ agreement, operating agreement, partnership agreement, limited liability company agreement or similar formation or governing documents and instruments.

“Outside Date” has the meaning provided such term in Section 10.1(e).

“Owned Property” shall have the meaning provided such term in Section 4.5(a).

“Party” or “Parties” means, individually, Buyer or any Seller and, collectively, Buyer and Sellers.

“Patia Strickland Trust” has the meaning provided such term in the preamble to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pending Claim Amount” has the meaning provided such term in Section 9.5(c).

“Pending Claims” has the meaning provided such term in Section 9.5(c).

“Permits” means authorizations, licenses, permits or certificates issued by any Governmental Authority and necessary for the Company or any Company Subsidiary to hold in its name in order to conduct the Business; provided, however, that right-of-way agreements and similar rights and approvals are not included in the definition of Permits.

“Permitted Liens” means (a) Liens for current Taxes, impositions, assessments, fees, rents or other governmental charges levied or assessed or imposed (i) not yet due and payable or (ii) if due and payable, being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s and other similar Liens) arising in the Ordinary Course of Business securing payments (i) not yet due and payable or (ii) if due and payable, being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (c) restrictive covenants, easements, rights-of-way, including utility rights-of-way, servitudes and similar burdens and defects, imperfections or irregularities of title that do not, individually or in the aggregate, materially interfere with the current occupancy, value or use of the property burdened thereby, (d) prior to the Closing, Liens securing the Debt set forth on Schedule 8.2(e), (e) purchase-money Liens arising in the Ordinary Course of Business which have not had and are not reasonably likely to have a Material Adverse Effect, (f) prior to the Closing, Liens reflected in the Company Financial Statements which have not had and are not reasonably likely to have a Material Adverse Effect, (g) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws and (h) Liens created by Buyer or its successors or assigns.

“Permitted Settlement Payment” means any amount paid by the Company or any Company Subsidiary prior to the Closing in settlement of all or any portion of the California Litigation that is permitted by this Agreement or any other agreement entered into between Seller Representative and Buyer.

“Person” means any individual, trust, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Pre-Closing Tax” has the meaning provided such term in Section 7.1(a).

“Pre-Closing Tax Period” has the meaning provided such term in Section 7.1(a).

“Purchase Price” has the meaning provided such term in Section 2.2.

“Putative Class Member” has the meaning provided such term in the definition of California Litigation.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Release of Claims” has the meaning provided such term in Section 6.7(g)(iv).

“REP Holdings” has the meaning provided such term in the preamble to this Agreement.

“Repcon Key Employee” has the meaning provided such term in the preamble to this Agreement.

“Repcon Key Employee Liability” means all liabilities associated with Section 8.01(b) of the Repcon Key Employee LLC Agreement.

“Repcon Key Employee LLC Agreement” means the LLC Agreement of Repcon Key Employee by and among the Company and the signatories party thereto, dated as of February 19, 2008, as amended by that certain Amendment No. 1 to LLC Agreement of Repcon Key Employee dated as of March 5, 2013.

“Representatives” means, as to any Person, its officers, directors, stockholders, members, partners, employees, counsel, accountants, financial advisors, financing sources, consultants and other representatives of such Person and such Person’s Affiliates.

“Resolution Period” has the meaning provided such term in Section 2.5(c).

“Robinson Trust” has the meaning provided such term in the preamble to this Agreement.

“Rothbauer Trust” has the meaning provided such term in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning provided such term in the preamble to this Agreement.

“Sellers” has the meaning provided such term in the preamble to this Agreement.

“Seller Approvals” has the meaning provided such term in Section 3.3.

“Seller Indemnified Parties” has the meaning provided such term in Section 9.2(c).

“Seller Individual Covenant” has the meaning provided such term in Section 9.2(a)(ii).

“Seller Representative” has the meaning provided such term in Section 11.1(a).

“Severance Amount” has the meaning provided such term in Section 6.7(g)(v).

“Shares” has the meaning provided such term in the recitals to this Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement of the Company, dated as of February 19, 2008.

“Stock Option Plan” means that certain RepconStrickland, Inc. 2008 Stock Option Plan, dated as of February 19, 2008.

“Straddle Period” has the meaning provided such term in Section 7.1(a).

“Strickland Agreements” means the Irrevocable Consent Agreement by and between Jerry R. Strickland and the Company, the Restricted Activities Agreement by and among Jerry R. Strickland, the Company and Buyer and the Restricted Activities Agreement by and among Whitney Strickland, the Company and Buyer, each dated as of the date hereof.

“Strickland Trust” has the meaning provided such term in the preamble to this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, joint venture, agent or otherwise.

“Tax” or “Taxes” means (i) all taxes, assessments, charges, duties, levies, imposts or other similar charges administered by a Tax Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, escheat or unclaimed property obligation, estimated, excise, severance, windfall profits, stamp, license, withholding, payroll, employment, social security (or similar, including FICA), unemployment, disability, environmental (including taxes under Code section 59A), customs duties and value-added taxes, including any interest, penalty or addition thereto, and (ii) any liability of the Company or any Company Subsidiary for the payment of any amount as a result of being party to any Tax allocation or sharing agreement or arrangement or of any amount imposed on any Person of the type described in clause (i) as a result of any existing or implied agreement or arrangement (including an indemnification agreement or arrangement), any Law, or of being a transferee or successor, by contract or otherwise.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Proceeding” has the meaning provided such term in Section 7.2.

“Tax Returns” means any report, return, estimated Tax filing, declaration, information return or statement, or other  document filed or required to be filed with any Tax Authority, including any schedules or attachments and amendments thereto.

“Texas Turnaround” has the meaning provided such term in the preamble to this Agreement.

“Third Party” means any Person other than (a) the Company, (b) any Party, or (c) any Affiliate of the Company or any Party.  “Third-Party” has the correlative adjectival meaning.

“Third-Party Claim” has the meaning provided such term in Section 9.3(a).

“Transaction Bonus” means a bonus payable pursuant to the terms of a Transaction Bonus Letter.

“Transaction Bonus Letter” means each of (i) that certain letter from the Company to Eddie Garza, dated as of February 10, 2011, (ii) that certain letter from the Company to Robert Parker, dated as of February 10, 2011, (iii) that certain letter from the Company to Scott Creasman, dated as of September 24, 2012 and (iv) that certain letter from the Company to Jeff Webber, dated as of September 25, 2012, in each case providing for the payment of a bonus from the Company to the recipient of such letter upon the Closing.

“Transactions” means the transactions contemplated by this Agreement.

“Transition Period” has the meaning provided such term in Section 6.7(a).

“Walton Trust” has the meaning provided such term in the preamble to this Agreement.

“Withholding Agent” has the meaning provided such term in Section 2.6.

Section 1.2 Rules of Construction.

(a)   All article, section, schedule, and exhibit references used in this Agreement are to articles, sections, schedules and exhibits of or to this Agreement unless otherwise specified.  The Disclosure Schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.  All references to “Schedules” herein shall be deemed to be references to the Disclosure Schedules (or portion thereof, if applicable) unless otherwise specified.

(b)   If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa.  The term “includes” or “including” shall mean “including without limitation.”  The words “hereof”, “hereto”, “hereby”, “herein”, “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.  The word “or” shall not be exclusive.

(c)   This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party or the Party causing any instrument to be drafted.

(d)   The captions and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e)   All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars.

(f)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g)   Any event hereunder requiring the payment of cash or cash equivalents on a day that is not a Business Day shall be deferred until the next Business Day.

ARTICLE II.

PURCHASE AND SALE; PURCHASE PRICE; CLOSING

Section 2.1 Purchase and Sale of Shares.  At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase and acquire the Shares from Sellers and each Seller agrees to assign, transfer and convey its portion of the Shares to Buyer.

Section 2.2 Purchase Price.  The aggregate consideration (the “Purchase Price”) payable by Buyer hereunder shall equal $455,000,000 (the “Base Purchase Price”), plus (i) (A) if Final Closing Net Working Capital is greater than $40,000,000, the positive amount calculated as (x) Final Closing Net Working Capital minus (y) $40,000,000 or (B) if Final Closing Net Working Capital is less than $25,000,000, the negative amount calculated as (x) Final Closing Net Working Capital minus (y) $25,000,000 (the “Final Closing Net Working Capital Adjustment”), plus (ii) the Final Closing Cash Balance, minus (iii) the LTIP Adjustment Amount; provided, however, that the amount of the Purchase Price to be paid by Buyer at the Closing under Section 2.3(c)(i) shall be the Base Purchase Price plus the Estimated Closing Cash Balance minus the LTIP Adjustment Amount.

Section 2.3 The Closing.

(a)   The closing of the Transactions (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP, 1000 Louisiana Street, 39th Floor, Houston, Texas 77002, commencing at 10:00 a.m. Houston time on the fifth (5th) Business Day following the date on which the last of the conditions set forth in Article VIII below has been satisfied or waived (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions) or such other date and time as Buyer and the Seller Representative may mutually determine (such date, the “Closing Date”).  The Closing shall be deemed to have been consummated at 12:01 a.m. Houston time on the Closing Date.

(b)   At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

(i)   one or more duly executed certificates, in a form reasonably acceptable to Buyer, in accordance with U.S. Treasury Regulation Section 1.1445-2 on the basis of which Buyer shall not be required to deduct or withhold any amounts under Section 1445 of the Code from any amounts payable to Sellers pursuant to this Agreement;

(ii)   the resignations (or evidence of removal) of all directors of the Company and the resignations (or evidence of removal) of each officer set forth on Schedule 2.3(b)(ii) (in such director’s or officer’s capacity as such) effective as of the Closing;

(iii)   the certificates referred to in Section 8.2(f);

(iv)   the Indemnity Escrow Agreement and the California Litigation Escrow Agreement, each duly executed by the Seller Representative and the Escrow Agent;

(v)   evidence, reasonably acceptable to Buyer, that the payments required under Section 2.3(d) have been, or immediately as of the Closing will be, made;

(vi)   certificates representing the Shares duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer as necessary or appropriate to effect or evidence the transfer of the Shares, free and clear of any Liens other than restrictions on transfer that may be imposed by state or federal securities Laws; and

(vii)   such other certificates, instruments of conveyance, and documents as may be reasonably requested by Buyer and agreed to by Seller Representative prior to the Closing Date to carry out the intent and purposes of this Agreement.

(c)   At the Closing, Buyer shall deliver or cause to be delivered the following:

(i)   to a Person designated by the Seller Representative to receive payments on behalf of Sellers, an amount equal to the Purchase Price (determined as of Closing pursuant to Section 2.2), less the Indemnity Escrow Amount and the California Litigation Escrow Amount;

(ii)   to the Escrow Agent, an amount equal to $22,750,000 (the “Indemnity Escrow Amount”) and an additional amount equal to $3,000,000 minus the amount of any Permitted Settlement Payment (the “California Litigation Escrow Amount”), in each case, for deposit in the Indemnity Escrow Account and California Litigation Escrow Account, as applicable, to be held and disbursed in accordance with this Agreement and the Indemnity Escrow Agreement and the California Litigation Escrow Agreement, as applicable;

(iii)   to the Seller Representative, the certificates referred to in Section 8.3(e); and

(iv)   such other certificates, instruments and documents as may be reasonably requested by the Seller Representative and agreed to by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

(d)   Subject to the occurrence of the Closing, on the Closing Date, the Sellers shall cause to be paid each of the following: (i) the Transaction Bonuses; (ii) all amounts required to be paid in respect of the Company Stock Options pursuant to Section 6.10; (iii) any “Supplemental Payments” under and as defined in the Repcon Key Employee LLC Agreement; and (iv) any payments made pursuant to Section 6.9.  Such amounts shall be paid using cash of the Company Group to the extent available at such time, which payments shall reduce the Cash Balance, and from funds of the Sellers (which may, at the option of Seller Representative, include amounts payable to the Sellers at the Closing) to the extent such payments exceed the amount of cash of the Company Group available at such time.  All compensatory payments shall be paid through the Company’s payroll system.  Subject to the occurrence of the Closing, on the Closing Date, funds from Sellers (which may, at the option of Seller Representative, include amounts payable to the Sellers at the Closing) shall be used to pay all amounts required to terminate, repay and release all Debt of the Company Group identified on Schedule 8.2(e) and all Company Transaction Expenses, which will be set forth in statements provided to Buyer prior to the Closing Date.

(e)   Subject to the occurrence of the Closing, and effective as of the occurrence of the Closing, the Stockholders Agreement is hereby terminated and of no further force or effect.

Section 2.4 Closing Purchase Price Estimate. At least five (5) Business Days prior to the Closing Date, the Seller Representative shall prepare and deliver to Buyer a consolidated estimated balance sheet of the Company as of the close of business on the Closing Date together with a statement containing Sellers’ good faith estimate, as of 12:01 a.m. Houston time on the Closing Date, of Net Working Capital (the “Estimated Closing Net Working Capital”) and the Cash Balance (the “Estimated Closing Cash Balance”), in each case, based on the Company Financial Statements (updated to include information from the Financial Statement Date through the Closing), with reasonable estimates for the period from the Financial Statement Date through the Closing Date.  The Estimated Closing Net Working Capital and the Estimated Closing Cash Balance shall be determined in accordance with GAAP applied using the accounting principles, practices and methods that were used in the preparation of the Annual Financial Statements to the extent consistent with GAAP, and consistent with the methodology set forth in Schedule 1.1(d).

Section 2.5 Post-Closing Purchase Price Reconciliation.

(a)   Prior to or on the date that is sixty (60) days after the Closing Date, Buyer shall prepare and deliver to the Seller Representative a consolidated balance sheet of the Company as of the close of business on the Closing Date together with a statement (the “Adjustment Statement”) that shall set forth Buyer’s good faith calculation, as of 12:01 a.m. Houston time on the Closing Date, of Net Working Capital (the “Closing Net Working Capital”), the Closing Cash Balance (“Closing Cash Balance”) and the Debt Balance (the “Closing Debt Balance”).  Buyer’s calculation of Closing Net Working Capital, the Closing Cash Balance and the Closing Debt Balance shall be determined in accordance with GAAP applied using the accounting principles, practices and methods that were used in the preparation of the Annual Financial Statements to the extent consistent with GAAP, and consistent with the methodology set forth in Schedule 1.1(d).

(b)   After receipt of the Adjustment Statement, the Seller Representative shall have thirty (30) days to review the factual basis, mathematical calculations and accounting methods used therein.  On or prior to the thirtieth (30th) day after receipt of the Adjustment Statement, the Seller Representative shall deliver written notice to Buyer specifying any disputed items (the “Initial Reconciliation Disputes”) and the basis therefor and amount thereof.  If the Seller Representative fails to notify Buyer of any Initial Reconciliation Disputes on or prior to the thirtieth (30th) day after receipt of the Adjustment Statement, then all calculation and valuation of Closing Net Working Capital, the Closing Cash Balance and the Closing Debt Balance set forth on the Adjustment Statement shall be deemed accepted by Sellers and shall be final, binding, conclusive and nonappealable for all purposes of this Agreement.

(c)   If the Seller Representative notifies Buyer of any Initial Reconciliation Disputes in accordance with Section 2.5(b), then Buyer and the Seller Representative shall, over the ten (10) days following the date of such notice (the “Resolution Period”), attempt in good faith to resolve the Initial Reconciliation Disputes, and any written resolution by them as to any disputed item shall be final, binding, conclusive and nonappealable for all purposes of this Agreement.  If, at the conclusion of the Resolution Period, Buyer and the Seller Representative have not reached an agreement on the disputed items, then all Initial Reconciliation Disputes then remaining in dispute (the “Final Reconciliation Disputes”) shall be submitted by Buyer and the Seller Representative to BDO Seidman (the “Neutral Auditor”); provided, however, that if either the Seller Representative or Buyer notifies the other of a reasonable objection to BDO Seidman within five (5) Business Days after the end of the Resolution Period, or if BDO Seidman refuses to serve, the Neutral Auditor shall be McGladrey; provided, further, that if either the Seller Representative or Buyer notifies the other of a reasonable objection to McGladrey within five (5) Business Days after notice of such objection or refusal by BDO Seidman, or if McGladrey refuses to serve, the Neutral Auditor shall be Grant Thornton LLP.  In the event either the Seller Representative or Buyer notifies the other of a reasonable objection to Grant Thornton LLP within five (5) Business Days after notice of such objection or refusal by McGladrey, or if Grant Thornton LLP refuses to serve, each of the Seller Representative and the Buyer shall promptly select an accounting firm and promptly cause such two accounting firms to mutually select a third independent accounting firm to act as the Neutral Auditor within twenty (20) days following notice of such objection or refusal by Grant Thornton.  All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor pursuant to this Section 2.5 shall be borne by Sellers, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount not ultimately awarded to such Party or Parties by the Neutral Auditor bears to the amount actually contested by such Party in the Final Reconciliation Disputes.  Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any Final Reconciliation Disputes hereunder before the Neutral Auditor shall be borne by the Party incurring such cost and expense.  With respect to each disputed line item of Closing Net Working Capital, the Closing Cash Balance or the Closing Debt Balance, the Neutral Auditor’s final determination, if not in accordance with the position of either Buyer or the Seller Representative, will not be in excess of the higher, nor less than the lower, of the amounts advocated by Buyer in its calculation of Closing Net Working Capital, Closing Cash Balance or Closing Debt Balance, or the corresponding amount claimed by the Seller Representative in its initial notice of dispute delivered by it pursuant to Section 2.5(b).  For the avoidance of doubt, the Neutral Auditor shall not review any line item or make any determination with respect to any matter other than the Final Reconciliation Disputes.  Buyer and the Seller Representative shall instruct the Neutral Auditor to render its reasoned written decision, acting as an expert and not as an arbitrator, as soon as practicable but in no event later than sixty (60) days after its engagement.  Such decision shall be set forth in a written statement delivered to Buyer and the Seller Representative and shall be final, binding, conclusive and nonappealable for all purposes hereunder.  Notwithstanding anything else contained herein, no Party may assert that any award issued by the Neutral Auditor is unenforceable because it has not been timely rendered.  The term “Final Adjustment Statement” shall mean the definitive Adjustment Statement setting forth the final determination of Closing Net Working Capital (the “Final Closing Net Working Capital”), the Closing Cash Balance (the “Final Closing Cash Balance”) and the Closing Debt Balance (“Final Closing Debt Balance”) and resulting from (i) agreement by Buyer and the Seller Representative during the Resolution Period or otherwise, (ii) a deemed acceptance pursuant to Section 2.5(b) or (iii) the determination by the Neutral Auditor in accordance with this Section 2.5(c).

(d)   If the Final Closing Net Working Capital Adjustment is a positive number, then Buyer shall pay to a Person designated by the Seller Representative to receive payments on behalf of Sellers such amount in the manner set forth in Section 2.5(f).  Conversely, if the Final Closing Net Working Capital Adjustment is a negative number, then Seller Representative shall pay or cause to be paid to Buyer the absolute value of such amount in the manner set forth in Section 2.5(f).  If the Final Closing Cash Adjustment is a positive number, then Buyer shall pay to a Person designated by the Seller Representative to receive payments on behalf of Sellers such amount in the manner set forth in Section 2.5(f).  Conversely, if the Final Closing Cash Adjustment is a negative number, then the Seller Representative shall pay or cause to be paid to Buyer the absolute value of such amount in the manner set forth in Section 2.5(f).  If there is a Final Closing Debt Balance, then the Seller Representative shall pay or cause to be paid to Buyer such amount in the manner set forth in Section 2.5(f).  Payments due pursuant to this Section 2.5(d) shall be paid to the applicable Party, together with interest on the amount owed at a rate of interest equal to LIBOR (determined, as applicable, on the Closing Date and at the end of each 30-day period thereafter) plus two percent (2%) thereon (such interest accruing for the period commencing on the Closing Date and continuing until the date of payment).

(e)   Without limiting the provisions of Section 2.5(a) and the generality of Section 6.2, during the period of any dispute contemplated in this Section 2.5, Buyer shall, and shall cause its Affiliates to, (i) provide the Seller Representative and its Representatives with reasonable access to the relevant books and records, facilities and employees, its and its accountants’ work papers, schedules and other supporting data as may be reasonably requested by the Seller Representative and (ii) otherwise cooperate in good faith with the Seller Representative, including by providing on a timely basis all information necessary or useful in the determination of Closing Net Working Capital, the Closing Cash Balance and the Closing Debt Balance.

(f)   Any payment required pursuant to Section 2.5(d) shall be made by wire transfer of immediately available funds, in Dollars, to the account designated by the Seller Representative or Buyer, as the case may be, within five (5) Business Days after the Final Adjustment Statement is determined by (i) agreement by Buyer and the Seller Representative during the Resolution Period or otherwise, (ii) a deemed acceptance pursuant to Section 2.5(b) or (iii) the determination by the Neutral Auditor in accordance with Section 2.5(c).

Section 2.6 Withholding.  Buyer, the Company, the Escrow Agent and each other applicable withholding agent (each, a “Withholding Agent”) shall deduct and withhold from any amounts payable pursuant to this Agreement, the Indemnity Escrow Agreement or the California Litigation Escrow Agreement any withholding Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld.  To the extent that any such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement, the Indemnity Escrow Agreement and the California Litigation Escrow Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  Any such withholding shall not, for the avoidance of doubt, be subject to a gross-up.  The applicable Withholding Agent shall timely remit any such Tax to the applicable Tax Authority.  Seller Representative shall provide to the applicable Withholding Agent any Tax forms reasonably requested by such Withholding Agent, including Internal Revenue Service Form W-9 or any similar information, at least ten (10) Business Days prior to the Closing Date. Except in the case of any compensatory payment, such Withholding Agent shall provide to the Seller Representative upon Seller Representative’s reasonable request, with supporting documentation, the calculation of the amount of Tax, if any, to be withheld by such Withholding Agent from such payment.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
RELATING TO EACH SELLER

Each Seller hereby represents and warrants, with respect to itself only, to Buyer and to each other Seller, as of the date of this Agreement (except where such representation or warranty is made as of another specific date), as follows:

Section 3.1 Organization.  Such Seller (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation as set forth in the preamble to this Agreement; (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed to do business and in good standing in every jurisdiction in which such qualification or licensing is required, except, with respect to this clause (c), where the failure to be so duly qualified or licensed would not, in the aggregate, reasonably be expected to have a material adverse effect on such Seller’s ability to perform its obligations hereunder or to consummate the Transactions.

Section 3.2 Authorization; Enforceability.  With respect to such Seller, (a) such Seller has the requisite limited liability company, corporate, partnership or trust power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder, and (b) the execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions by such Seller have been duly and validly authorized and approved by all requisite limited liability company, corporate, partnership or trust action, as applicable.  This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or Law).

Section 3.3 No Conflict.  The execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions by such Seller, assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 3.3 (collectively, the “Seller Approvals”) required to be made, given or obtained by it have been so made, given or obtained, do not:

(a)   violate or conflict with any provision of the Organizational Documents of such Seller;

(b)   violate any Law applicable to such Seller, or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority the failure to obtain or make which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder or consummate the Transactions;

(c)   require any consent under, constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any Contract to which such Seller is bound, except for any such defaults, breaches, terminations, accelerations or cancellations, or the failure to obtain any such consent, which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder or consummate the Transactions; or

(d)   result (with or without notice or lapse of time or both) in the creation of any Lien on any shares of Common Stock and/or other equity interests of the Company held by such Seller.

Section 3.4 Litigation.  There is no Litigation pending or, to the knowledge of such Seller, threatened, and there is no Order binding upon or affecting such Seller, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder or consummate the Transactions, including such Seller’s ability to transfer such Seller’s portion of the Shares to Buyer, or otherwise result in the creation of any Lien on such Seller’s portion of the Shares.

Section 3.5 Brokers’ Fees.  Except for Harris Williams & Co., no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission from the Company in connection with the Transactions.

Section 3.6 Ownership of Shares.  Such Seller has good, marketable and valid title to, holds of record, and owns beneficially, that portion of the Shares set forth opposite its name on Schedule 3.6, free and clear of any Liens (other than (a) restrictions on transfer that may be imposed by state or federal securities Laws and (b) restrictions on transfer that are set forth in the Stockholders Agreement).

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY

Sellers hereby represent and warrant to Buyer as of the date of this Agreement (except where such representation or warranty is made as of another specific date) as follows:

Section 4.1 Organization.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own or lease its assets and to conduct its business as it is now being conducted.  Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation as set forth in Schedule 4.3(a) and has the requisite corporate power and authority to own or lease its assets and to conduct its business as it is now being conducted.  The Company and each Company Subsidiary is duly qualified or licensed to do business as a foreign Person and in good standing in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

Section 4.2 No Conflict.  The execution and delivery of this Agreement by Sellers and the consummation of the Transactions by Sellers, assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 4.2 (collectively, the “Company Approvals”) required to be made, given or obtained have been so made, given or obtained, do not:

(a)   violate or conflict with any provision of the Organizational Documents of the Company or any Company Subsidiary;

(b)   violate any Law or Order applicable to the Company or any Company Subsidiary, or require any material filing with, consent, approval or authorization of, or notice to, any Governmental Authority; or

(c)   require any consent under, constitute (with or without notice or lapse of time or both) a material default under, result in any material breach of, or give any Person or otherwise result in any rights of termination, acceleration or cancellation of, any Material Contract or Lease.

Section 4.3 Capitalization.

(a)   Schedule 4.3(a) sets forth for the Company and each Company Subsidiary: (i) its name and jurisdiction of organization; (ii) the number of authorized, issued and outstanding shares of its capital stock, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other equity interests, (iii) the identity of each of its stockholders, general partners, limited partners, members or owners, (iv) the number of shares, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other equity interest held by each such stockholder, general partner, limited partner, member or owner and (v) a list of the Company Stock Options outstanding as of the date hereof, including the name of each Option Holder, the number of shares of Common Stock subject to each such Company Stock Option, the base price and vesting terms of each such Company Stock Option, the number of shares of Common Stock subject to each such Company Stock Option (if any) that will vest as a result of the Transactions and the expiration date of each such Company Stock Option.  All of the outstanding shares of Common Stock (or where applicable, other equity interests of the Company) have been duly authorized, validly issued and are fully paid and non-assessable.

(b)   Except as set forth on Schedule 4.3(b), there are (i) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire from the Company or any Company Subsidiary any equity interests of or in the Company or any Company Subsidiary, (ii) no commitments on the part of the Company or any Company Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, limited liability company interests, membership interests, general partnership interests, limited partnership interests or other similar rights of the Company or any Company Subsidiary, and (iii) no equity interests of the Company or any Company Subsidiary are reserved for issuance for any such purpose.  Except as set forth on Schedule 4.3(b), neither Company nor any Company Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their respective equity interests.  Except as set forth on Schedule 4.3(b), there is no voting trust agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity interests of the Company or any Company Subsidiary.  Except as set forth on Schedule 4.3(b), neither the Company nor any Company Subsidiary owns any equity interests in any other Person that is not a Company Subsidiary.

Section 4.4 Financial Statements.

(a)   Schedule 4.4(a) sets forth true and complete copies of (i) the audited balance sheet and related audited statements of income, cash flow and changes in equity of the Company Group, on a consolidated basis, as of and for the fiscal years ended December 31, 2011 and December 31, 2012 (the “Annual Financial Statements”), and (ii) the unaudited balance sheet and related unaudited statements of income, cash flow and changes in equity of the Company Group, on a consolidated basis, as of and for the period from January 1, 2013 through March 31, 2013, in each case prepared in accordance with GAAP (collectively, the “Interim Financial Statements”  and, together with the Annual Financial Statements, the “Company Financial Statements”).  The Company Financial Statements, together with the related notes and schedules, have been prepared in conformity with GAAP applied on a consistent basis and fairly present, in all material respects, the financial position of the Company Group as of the respective dates thereof or for the respective periods set forth therein; provided, however, that the Interim Financial Statements are subject to normal year-end audit adjustments and the absence of notes, the effect of which will not, individually or in the aggregate, result in a material change to the Interim Financial Statements.

(b)   As of the Financial Statement Date and the date of the Interim Financial Statements, the Company Group had no liability or obligation (whether accrued, absolute, contingent or otherwise) which is not fully reflected or reserved against on the Most Recent Balance Sheet or the balance sheet contained in the Interim Financial Statements, as applicable, which, in accordance with GAAP, should have been shown or set forth on the Most Recent Balance Sheet (including disclosure in the notes thereto) or the balance sheet contained in the Interim Financial Statements, as applicable, other than (i) liabilities and obligations incurred in the Ordinary Course of Business since the Financial Statement Date and (ii) liabilities and obligations otherwise disclosed in this Agreement or the Disclosure Schedules.

Section 4.5 Real Property.

(a)   Schedule 4.5(a) sets forth a true and complete list of all real property owned by the Company and each Company Subsidiary (the “Owned Property”).  As of the date of this Agreement: (i) the Company or the relevant Company Subsidiary has good and marketable fee simple title, free of any Liens except for the Permitted Liens, to each of the Owned Properties; (ii) no eminent domain or condemnation action is pending or, to the Knowledge of Sellers, threatened in connection with any Owned Property; (iii) each material easement, covenant, right-of-way and access agreement used by the Company or any Company Subsidiary in connection with each Owned Property is a valid, binding and enforceable obligation of the Company or applicable Company Subsidiary and, to the Knowledge of Sellers, the other parties thereto, and is in full force and effect according to its terms; (iv) neither the Company nor any Company Subsidiary is in default or breach in any material respect under any material easement, covenant, right-of-way or access agreement related to the Owned Property and, to the Knowledge of Sellers, no other party thereto is in default or breach in any material respect under any such easement, covenant, right-of-way or access agreement; (v) there are no claims affecting the Owned Property of which any Seller has received written notice that would be reasonably expected to have a Material Adverse Effect; (vi) neither the Company nor any Company Subsidiary is obligated under or bound by any option, right of first refusal, purchase contract or other contractual right to sell, lease or purchase any real property, including the Owned Property or any portions thereof or interests therein; and (vii) the current uses of the Owned Property comply in all material respects with applicable local zoning regulations.

(b)   Schedule 4.5(b) sets forth a true and complete list of all real property leased by the Company and each Company Subsidiary (the “Leased Property”), and a chart listing the monthly rent, primary term and renewal options applicable to each Leased Property.  Except as set forth on Schedule 4.5(b)(2), as of the date of this Agreement: (i) each of the leases applicable to the Leased Property (the “Leases”) is a valid, binding and enforceable obligation of the Company or applicable Company Subsidiary and, to the Knowledge of Sellers, the other parties thereto, and is in full force and effect according to its terms; (ii) neither the Company nor any Company Subsidiary, nor, to the Knowledge of Sellers, any other party to any Lease is in breach or default in any material respect under any Lease, nor, to the Knowledge of Sellers, have any events occurred which with the passage of time or provision of notice would constitute a material breach or default under the relevant Lease; (iii) the other party to each Lease is not an Affiliate of the Company; (iv) no eminent domain or condemnation action is pending or, to the Knowledge of Sellers, threatened that would preclude or impair the use of any Leased Property in any material respect; (v) the Company and the Company Subsidiaries have not subleased, licensed, or otherwise granted to any other Person the right to use or occupy the Leased Properties or any portion thereof; (vi) no Lease requires consent of any landlord, sublandlord, or other Person as a result of the Transactions, and (vii) Sellers have previously made available to Buyer true, correct and complete copies of the Leases, along with any related amendments, extensions, guaranties and subordination agreements.

(c)   This Section 4.5 contains the sole and exclusive representations and warranties of Sellers relating to the ownership or use of real property, including the Owned Properties and the Leases.

Section 4.6 Intellectual Property.

(a)   Schedule 4.6(a) contains a true and complete list of all of the following that are owned by the Company or any Company Subsidiary: (i) registered Intellectual Property (including Internet domain names), (ii) pending patent, trademark or copyright applications, (iii) trade or corporate names, material unregistered trademarks, and material unregistered service marks, (iv) licenses, sublicenses or other agreements under which the Company or any Company Subsidiary is granted rights by others in Third-Party Intellectual Property (other than commercial off the shelf software) and (v) licenses, sublicenses or other agreements under which the Company or any Company Subsidiary has granted rights to others in Intellectual Property, (other than customer agreements entered into in the Ordinary Course of Business, substantially in the form of the Company’s or any Company Subsidiary’s forms of customer and merchant agreements).

(b)   All Intellectual Property currently used by the Company (the “Company IP”) consists solely of items and rights that (i) are owned, directly or indirectly, by the Company, free and clear of all Liens other than Permitted Liens, (ii) are reasonably believed to be in the public domain, or (iii) are Third-Party Intellectual Property used by the Company that the Company has valid rights to use pursuant to a license, sublicense or other agreement.  The Company IP constitutes Intellectual Property that is adequate in all material respects for the conduct of the Business in the manner in which it is currently conducted.

(c)   Except as set forth on Schedule 4.6(c), (i) to the Knowledge of Sellers, the Company has not materially infringed, misappropriated or otherwise violated any Third-Party Intellectual Property, and (ii) the Company has not received any written notice of any proceedings pending or threatened alleging that the Company is infringing, misappropriating or otherwise violating any Third-Party Intellectual Property in the conduct of the Business in the manner in which it is currently conducted.

(d)   To the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating any material Intellectual Property owned by the Company or any Company Subsidiary.

(e)   To the Knowledge of Sellers, no employee or independent contractor of the Company or any Company Subsidiary is in violation of any term of any Intellectual Property agreement relating to the relationship of any such employee or independent contractor with the Company or any Company Subsidiary.

(f)   The computer software, hardware, firmware, networks, platforms, servers, interfaces, applications, web sites and related systems used by the Company and each Company Subsidiary are adequate in all material respects for the conduct of the Business in the manner in which it is currently conducted.

Section 4.7 Litigation.  Except as set forth in Schedule 4.7, (a) there is no Litigation affecting the Company or any Company Subsidiary pending or, to the Knowledge of Sellers, threatened, and (b) there is no Order binding upon or affecting the Company or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.

Section 4.8 Taxes.  Except as set forth on Schedule 4.8 (which is arranged in subsections labeled (a) to (t) to correspond to the subsections of this Section 4.8), (a) all Tax Returns required to be filed by, or with respect to, the Company and each Company Subsidiary have been timely and properly filed (taking into account extensions), (b) all such Tax Returns were prepared in accordance with applicable Law and are true, correct and complete in all material respects, (c) all Taxes of or with respect to the Company and each Company Subsidiary (whether or not shown on any Tax Return) have been or will be timely paid, (d) the Company and each Company Subsidiary has deducted or withheld and timely remitted to the appropriate Tax Authority all Taxes required to be deducted or withheld by it and has complied with all applicable reporting and record keeping requirements, (e) there is no written claim or deficiency pending by any applicable Tax Authority in connection with any Tax or Tax Return of the Company or any Company Subsidiary, (f) none of the Tax Returns of the Company or any Company Subsidiary are now under audit, examination, investigation, or other inquiry by any Tax Authority and, to the Knowledge of Sellers, no such audit, examination, investigation or other inquiry has been threatened in writing, in each case for any taxable period for which the period for collection or assessment remains open, (g) there are no agreements or waivers providing for an extension of time with respect to the filing of any Tax Returns of the Company or any Company Subsidiary, (h) within the past two years neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code, (i) neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable Losses of any other Person, (j) the Company and the Company Subsidiaries have never been a member of an affiliated, consolidated, combined or unitary group (other than a group the common parent of which is the Company), (k) neither the Company nor any Company Subsidiary has any liability for Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract or otherwise, (l) there are no Liens other than Permitted Liens described in clause (a) of the definition thereof with respect to Taxes upon the assets of the Company or any Company Subsidiary, (m) the unpaid Taxes of the Company and the Company Subsidiaries did not (A) as of December 31, 2012, materially exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Annual Financial Statements as of such date (not including any footnotes thereto) and (B) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns, (n) no claim has ever been made in writing by a Tax Authority in a jurisdiction where the Company or a Company Subsidiary does not file Tax Returns that the Company or a Company Subsidiary is or may be subject to Tax or required to file Tax Returns in that jurisdiction, (o) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to or is the beneficiary of any extension of time with respect to a Tax assessment or deficiency, (p) neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), (q) the provision for Taxes of the Company and the Company Subsidiaries due (as well as any reserve for deferred Taxes) on the face of the Company Financial Statements is in conformity with GAAP and is sufficient for all material unpaid Taxes of the Company and the Company Subsidiaries, (r) neither the Company nor any Company Subsidiary has executed any power of attorney with respect to any Tax, other than powers of attorney that are no longer in force, (s) neither the Company nor any Company Subsidiary will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any adjustment pursuant to Section 481 of the Code (or any predecessor provision) or any similar provision of state, local or foreign Law by reason of any change in any accounting methods made or applied for on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received on or prior to the Closing Date or (v) any election under Section 108(i) of the Code made on or before the Closing Date, and (t) neither the Company nor any Company Subsidiary (i) has a permanent establishment in any country with which the United States has an income tax treaty or (ii) has been (within the three (3) years preceding the date of this Agreement) or is engaged in a trade or business in any country other than the country in which it is organized or a country covered by the immediately preceding clause (i).

Section 4.9 Absence of Changes.  Except as otherwise disclosed in Schedule 4.9 (which is arranged in subsections labeled (a) to (l) to correspond to the subsections of this Section 4.9) or the other Disclosure Schedules, or as contemplated by this Agreement, from the Financial Statement Date to the date of this Agreement, (x) the Business has been conducted in all material respects in the Ordinary Course of Business, (y) there has been no change, event, or loss affecting the Business that has had or is reasonably expected to have a Material Adverse Effect and (z) neither the Company nor any of the Company Subsidiaries has:

(a)   incurred or otherwise become liable in respect of any Debt or other Guarantee, except for borrowings in the Ordinary Course of Business under credit facilities in existence on the Financial Statement Date;

(b)   acquired, sold, assigned, transferred, leased or otherwise disposed of any material non-Current Assets, except in the Ordinary Course of Business or pursuant to an existing obligation under the terms of any Disclosed Contract or Lease;

(c)   experienced any material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the Business or any material Asset;

(d)   increased or decreased the compensation or benefits of any officer, employee or independent contractor of the Company or any Company Subsidiary, including any compensation or benefit relating to or arising out of the Transactions, except for increases (i) to employees having a base salary of less than $150,000 in the Ordinary Course of Business or (ii) as required by any Company Benefit Plan or applicable Law;

(e)   hired or entered into any employment or consulting Contract with any officer, director, employee or independent contractor of the Company or any Company Subsidiary pursuant to which the annual base salary exceeded $100,000;

(f)   entered into any severance or termination Contract with any officer, director, employee or independent contractor of the Company or any Company Subsidiary pursuant to which the aggregate severance benefits exceeded $100,000 that as of the date hereof remains payable by, or attaches any obligation to, the Company or any Company Subsidiary;

(g)   made any change in its methods of accounting or accounting practices (including with respect to reserves, other than adjustments to balances in reserve accounts made in the Ordinary Course of Business), except as required by GAAP;

(h)   made, changed or revoked any material Tax election, elected or changed any method of accounting for Tax purposes, settled any Litigation or Order in respect of Taxes or entered into any Contract in respect of Taxes with any Governmental Authority;

(i)   terminated or closed any facility, business or operation;

(j)   established, adopted or entered into (or, except as required by Law, amended) any Employee Benefit Plan or collective bargaining or other labor union agreement;

(k)   written up or written down any of its material assets or revalued its inventory; or

(l)   entered into any Contract to do any of the things referred to elsewhere in this Section 4.9.

Section 4.10 Contracts.

(a)   Schedule 4.10(a) (which is arranged in subsections numbered (i) to (xi) to correspond to the subsections of this Section 4.10) contains a true and correct list, as of the date hereof, of all Material Contracts. Contracts identified in Schedule 4.10(a) are hereafter referred to as the “Disclosed Contracts”.  Seller has made available to Buyer true, accurate and complete copies of each written Material Contract, in each case, as amended or otherwise modified and in effect as of the date hereof.  The term “Material Contracts” means all of the following types of Contracts to which the Company is a party (excluding Leases described in Section 4.5, Intellectual Property licenses described in Section 4.6, Employee Benefit Plans described in Section 4.12 and insurance policies described in Section 4.14):

(i)   any Contract (or group of related Contracts) that commit the Company or any Company Subsidiary to pay aggregate consideration of Five Hundred Thousand Dollars ($500,000) or more during any fiscal year, for terms of twelve (12) months or longer and that are not terminable by their terms, without penalty, on thirty (30) days or less notice;

(ii)   any Contract with a customer pursuant to which the Company or any Company Subsidiary has outstanding obligations to provide services to such customer (not including any trailing indemnity obligations remaining after completion of the work thereunder), which customer was among the top ten customers of the Company Group (measured by aggregate billings, and treating affiliated entities as a single customer) for the fiscal year 2012, excluding purchase orders issued under master services and similar agreements that are identified on subsection (ii) of Schedule 4.10(a);

(iii)   any Contract that contains a covenant not to compete or solicit or other agreement restricting the Company or any Company Subsidiary from competing, soliciting or engaging in any line of business or competing in any geographic area or any material noncompetition or nonsolicitation Contracts running in favor of the Company;

(iv)   any Contract under which the Company or any Company Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) any Debt or Guarantee;

(v)   any Contract that obligates the Company or any Company Subsidiary to consummate the purchase or sale of any business, corporation, partnership, joint venture or other business organization or that grants any Person a preferential right to purchase any asset of the Company or any Company Subsidiary;

(vi)   all written employment, severance, retention, change in control, deal bonus and consulting agreements and other similar written contracts with current or former directors, officers, other employees or consultants of the Company;

(vii)   joint venture, partnership and limited partnership agreements between the Company or a Company Subsidiary, on the one hand, and a Person who is not the Company or a Company Subsidiary, on the other hand;

(viii)   stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition or disposition by the Company of material assets and properties (other than in the Ordinary Course of Business) or any capital stock or other equity interest of any other Person, since December 29, 2006;

(ix)   any Contracts to sell or otherwise dispose of any capital assets of the Company having a fair market value in excess of Fifty Thousand Dollars ($50,000);

(x)   Contracts with Governmental Authorities; and

(xi)   any performance bond (each a “Bond” and, collectively the “Bonds”), surety agreement or indemnification agreement (excluding provisions in Contracts entered into in the Ordinary Course of Business pursuant to which the Company or a Company Subsidiary may be obligated to indemnify a Third Party) for an amount in excess of $50,000; provided, that, all such Bonds have been issued in respect of only the obligations of the Company or a Company Subsidiary.

(b)   Except as described in Schedule 4.10(b), each Disclosed Contract is valid, binding and in full force and effect according to its terms on the Company, and to the Knowledge of the Sellers, on each other party thereto, except for such failures to be valid and binding, or to be in full force and effect, that would not reasonably be expected to have a Material Adverse Effect.  None of the Company, any Company Subsidiary or, to the Knowledge of Sellers, any other Person is in default or breach in any material respect under any such Disclosed Contract.

Section 4.11 Permits; Compliance with Laws.  Except as disclosed in Schedule 4.11 (which is arranged in subsections labeled (a) to (d) to correspond to the subsections of this Section 4.11) and except for those failures to have, to be in full force and effect and to comply, in each case, that would not reasonably be expected to have a Material Adverse Effect, (a) the Company Group has all Permits issuable or required by any Governmental Authorities for the operation of the Business as conducted on the date of this Agreement, (b) all such Permits are in full force and effect and no action, claim or proceeding is pending, nor to the Knowledge of Sellers, threatened, to suspend, revoke, revise, limit, restrict or terminate any such Permit or declare any such Permit invalid, (c) the Company and each Company Subsidiary have otherwise complied with all of the Laws and Orders applicable to its existence, financial condition, operations and the Business and (d) the Company has filed all necessary reports and maintained and retained all necessary records pertaining to such Permits.  Neither the Company, any Company Subsidiary nor Damus AltairStrickland Turnaround Services Unlimited has violated the Foreign Corrupt Practices Act of 1977 or any anti-bribery law of a foreign jurisdiction in which any of the foregoing do business.

Section 4.12 Employee Benefit Plans.

(a)   Schedule 4.12(a) lists all of the material Employee Benefit Plans sponsored, maintained or contributed to by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has any obligations or liability (each a “Company Benefit Plan” and collectively the “Company Benefit Plans”).  With respect to each Company Benefit Plan, true, complete and correct copies of the following documents have been provided or made available to Buyer together with all amendments: (i) the plan document as currently in effect (or summary of material plan terms in the case of an unwritten Company Benefit Plan), (ii) in the case of any funded or insured Company Benefit Plan, the trust instrument, other funding instrument, or insurance contract currently in effect, (iii) any administrative services agreement or other agreement with one or more third-party service providers, (iv) in the case of any Company Benefit Plan subject to ERISA’s annual reporting requirements, the three (3) most recently filed Forms 5500 filed with the Internal Revenue Service, (v) in the case of any so-called “top hat” pension or deferred compensation plan, the statement described in Department of Labor Regulations Section 2520.104-23, (vi) the most recent summary plan description or similar employee summary, and (vii) the most recent determination or opinion letter issued by the Internal Revenue Service.

(b)   Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service with respect to such qualification that covers all plan provisions (or the deadline for requesting such a letter has not yet passed) and there are no facts or circumstances that could reasonably be expected to result in the loss of such qualification.

(c)   Neither the Company nor any ERISA Affiliate contributes to or has in the past six (6) years sponsored, maintained, contributed to or had any liability, including any withdrawal liability under Section 4201 of ERISA or any liability to the PBGC, in respect of (i) an Employee Benefit Plan that is or was subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA or (ii) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), nor does any circumstance exist that has resulted in or could result in any such liability.

(d)   Neither the Company nor any Company Subsidiary has any obligation to provide health, life insurance, disability or other welfare-type benefits or coverage beyond the termination of any individual’s employment or service relationship with the Company or a Company Subsidiary, other than as required under Section 4980B of the Code or sections 601 et. seq. of ERISA or similar provisions of applicable state Law.

(e)   With respect to each Company Benefit Plan, (i) all contributions, premiums or payments required to be made to, under or with respect to such Company Benefit Plan have been timely made, and all such amounts that have not yet become due have been properly accrued and properly reflected in the Company’s financial statements, (ii)  there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Sellers, threatened, (iii) the Company Benefit Plan has been operated and administered in all material respects in accordance with its terms and ERISA, the Code, and other applicable laws, and (iv) the Company Benefit Plan is neither under audit nor the subject of an investigation by or an application for remedial relief filed with the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other Governmental Authority, nor is any such audit or investigation pending or, to the Knowledge of Sellers, threatened.

(f)   Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to or has or had any liability in respect of a Company Benefit Plan maintained for the benefit of any providers of services located outside of the United States.

(g)   Except as related to those individuals listed on Schedule 4.12(g), no plan, agreement, contract, policy or arrangement exists that could result in any “parachute payment” within the meaning of Code Section 280G or any excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax Law) with respect to the consummation of the Transactions, and neither the Company nor any Company Subsidiary is obligated, conditionally or otherwise, to gross up any excise tax imposed by Code Section 4999 (or any corresponding provision of state, local or foreign Tax Law).

(h)   Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and the applicable regulations) with respect to any service provider to the Company or any Company Subsidiary complies in all material respects with and has been operated in compliance in all material respects with the applicable requirements of Section 409A of the Code and the regulations promulgated thereunder.  No Company or Company Subsidiary is a party to, or is otherwise obligated under, any contract, agreement, plan or arrangement that provides for a gross-up of any Tax imposed by Section 409A(a)(1)(B) or Section 409A(b)(5) of the Code.

(i)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions would (either alone or in combination with another event) result in (i) severance pay or any increase in severance pay upon any termination of service after the date of this Agreement, (ii) any payment, compensation or benefit becoming due, or any increase in the amount of any payment, compensation or benefit due, to any current or former Employee or service provider of the Company, (iii) the acceleration of the time of payment or vesting, or (iv) any requirement to fund any compensation or benefits.

(j)   There is no collective bargaining or other labor union agreement applicable to or being negotiated with any of the employees of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is a party or otherwise subject to any such agreement.  No employee of the Company or any Company Subsidiary is represented by a labor union.  There are no unfair labor practice complaints pending against the Company or any Company Subsidiary before any Governmental Authority.  There are no mass layoffs, plant closings, work slowdowns, lockouts, stoppages, picketing or strikes pending or, to the Knowledge of Sellers, threatened by or against the Company and/or any Company Subsidiary, and for the past four (4) years there have been no such troubles.  No petition has been filed or proceedings instituted by an employee or group of employees of the Company or any Company Subsidiary with any labor relations board seeking recognition of a bargaining representative, no demand for recognition of any employees of the Company or any Company Subsidiary has been made by, or on behalf of, any labor union and, to the Knowledge of Sellers there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize any employees of the Company or any of Company Subsidiaries.  No decision or Order from any Governmental Authority, Disclosed Contract or collective bargaining agreement or other labor union agreement to which the Company or any Company Subsidiary is a party or is subject in any way limits or restricts the Company or any Company Subsidiary from relocating or closing any of its operations.

(k)   Schedule 4.12(k) lists all current Exempt Employees and, for each Exempt Employee, such Exempt Employee’s job title, work location or division, first date of service (with the Company, Company Subsidiary or a predecessor employer), status as exempt or non-exempt and compensation, including base salary, incentive pay, annual bonus potential or other bonus or incentive payments.

(l)   The Company and each Company Subsidiary is, and for the past four (4) years has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including wages and hours and the classification of Employees and independent contractors. To the Knowledge of Sellers, no current executive or key Employee has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any Company Subsidiary.

Section 4.13 Environmental Matters.

(a)   Except as set forth in Schedule 4.13(a) (which is arranged in subsections numbered (i) to (viii) to correspond to the subsections of this Section 4.13(a)):

(i)   The Company and each Company Subsidiary is and since February 19, 2008 has been in compliance in all material respects with all applicable Environmental Laws (other than pursuant to the OSH Act (or any analogous regulations promulgated or enforced by any other Governmental Authority), which is addressed separately in sub-clause (viii) below), which compliance includes the possession of and compliance in all material respects with the terms and conditions of all material Permits required under applicable Environmental Laws to operate the Business (collectively, “Environmental Permits”).  There are not any proceedings pending or, to the Knowledge of Sellers, threatened that would reasonably be expected to result in the termination, modification, or non-renewal of any of the Environmental Permits.

(ii)   Except for matters that have been fully resolved, neither the Company nor any Company Subsidiary has been or is subject to any pending, or to the Knowledge of Sellers, threatened Environmental Claim.

(iii)   To the Knowledge of Sellers, no Release of Hazardous Materials has occurred on, at or from properties currently owned or operated in connection with the Business or at any properties formerly owned or operated by the Company or any Company Subsidiary, for which Release the Company or Company Subsidiary would reasonably be expected to have material liability pursuant to Environmental Law.  Neither the Company nor any Company Subsidiary has caused or contributed to a Release of Hazardous Materials at any locations owned or operated by third parties, including parties for which the Company or any Company Subsidiary has provided services in relation to the Business, in a manner that would reasonably be expected to result in material liability for the Company or any Company Subsidiary pursuant to Environmental Law.

(iv)   Neither the Company nor any Company Subsidiary has entered into any Contract pursuant to which it is obligated to indemnify any Third Party against any material liability arising under Environmental Law, other than liabilities for which the Company or a Company Subsidiary may be obligated to indemnify a Third Party pursuant to provisions in Contracts entered into in the Ordinary Course of Business (and neither the Company nor any Company Subsidiary has received any notices, correspondence or claims in writing asserting any alleged liability under such indemnities given in the Ordinary Course of Business).

(v)   Neither the Company nor any Company Subsidiary has received any Environmental Claim regarding or alleging that it has any potential liability or responsibility for performing or contributing to the cost of environmental response actions at any facility listed or proposed for listing on the National Priorities List or on any equivalent list established or maintained by any State or other Governmental Authority, and, to the Knowledge of Sellers, neither the Company nor any Company Subsidiary has arranged for the transport or disposal of Hazardous Materials to or at any such facility.

(vi)   Sellers have furnished or made available to Buyer all material environmental regulatory compliance audits,  environmental site assessments, site investigations, monitoring reports, risk assessment reports and corrective action reports, including any Phase I and Phase II environmental site assessments, relating to the Business or to any real property currently or formerly owned or operated by the Company or any Company Subsidiary, which documents are in the Company’s or any Company Subsidiary’s possession, custody or reasonable control.

(vii)   Neither the Company nor any Company Subsidiary has agreed to act or sign manifests as “generator” (as such term is defined in the federal Resource Conservation and Recovery Act or RCRA) with respect to hazardous or special wastes generated in connection with the performance of services at locations owned or operated by third parties.

(viii)   Neither the Company nor any Company Subsidiary has, in the two (2) years preceding the date hereof, received any notices of violation, notices of noncompliance, penalty assessment notices, or other form of Environmental Claim regarding its compliance with regulations promulgated or enforced by the Occupational Safety and Health Administration pursuant to the OSH Act (or any analogous regulations promulgated or enforced by any other Governmental Authority) that would reasonably be expected to result in material liability for the Company or any Company Subsidiary pursuant to Environmental Law.

(b)   This Section 4.13 contains the sole and exclusive representations and warranties of Sellers relating to environmental matters, including Environmental Laws and Orders in respect thereof, Environmental Claims, Environmental Permits and Hazardous Materials.

Section 4.14 Insurance.

(a)   Schedule 4.14(a) sets forth a true and correct list of all of the material policies of insurance carried by the Company Group (the “Company Policies”).  All of the Company Policies are in full force and effect and are valid and binding, and the Company is not in default in any material respect with respect to its obligations under any of such Company Policies.  All premiums due and payable under the Company Policies as of the date of this Agreement have been duly paid or accrued on the Company Financial Statements.  After the Closing, subject to the terms and conditions of the Company Policies, the Company Group will continue to have coverage under all Company Policies with respect to events occurring prior to the Closing.

(b)   The Company Group maintains and has since February 19, 2008 maintained with financially sound and reputable insurers insurance with respect to Company Group assets, employees, officers and directors and their business, equipment, properties and operations in such amounts and against such losses and risks as are customarily carried by persons engaged in the same or similar business and as required under the terms of any applicable lease agreements or other contracts.

(c)   Except for employee health or benefit claims which denial or dispute has not resulted in material costs to the Company Group, there are no material claims by the Company Group pending under any of the Company Policies as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies, and, to the Knowledge of Sellers, no insurer has threatened to cancel or not renew any Company Policy.

(d)   To the Knowledge of Sellers, all claim notices to be filed under the Company Policies with respect to material claims arising out of, in connection with or related to the Business that are covered by such Company Policies have been delivered within such period of time as required to avoid limitations on the Company Group’s ability to make a claim thereunder.

Section 4.15 Assets.

(a)   (i) All material tangible or intangible property used or held for use by the Company Group in connection with the Business or otherwise reflected in the Most Recent Balance Sheet is owned, licensed or leased by the Company or any Company Subsidiary (except for such assets which have been sold or otherwise disposed of since the Financial Statement Date in the Ordinary Course of Business) or is provided by customers to be used in connection with the Business (collectively, the “Assets”), (ii) as to such Assets that are owned by the Company or any Company Subsidiary, the Company or such Company Subsidiary has good and marketable title to such Assets and such Assets are free and clear of Liens except Permitted Liens and (iii) as to such Assets that are leased by the Company or any Company Subsidiary, the Company or such Company Subsidiary has an enforceable leasehold interest in, or right to use, all such Assets, and no event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a material default by the Company, any Company Subsidiary or (to the Knowledge of Sellers) any other party thereto under any such lease.

(b)   The Assets, together with such other tangible and intangible property as may be acquired (including temporarily by lease or other right of use) by the Company Group or provided by a customer, in each case, in the Ordinary Course of Business, are adequate in all material respects for the conduct of the Business in the manner in which it is currently conducted.

Section 4.16 Customers.  Schedule 4.16 sets forth a complete and accurate list of the ten (10) largest customers of the Company Group (measured by aggregate billings, and treating affiliated entities as a single customer) during the fiscal year ended on the Financial Statement Date.  All of the existing Material Contracts with such customers are listed on Schedule 4.10(a).  None of such customers has canceled, terminated or otherwise materially altered its relationship with the Company (including any material reduction in the rate or amount of purchases or in the prices paid) or notified the Company of any intention, or otherwise threatened in writing, to do any of the foregoing.

Section 4.17 Debt; Guarantees. The Company has no Debt except as set forth on Schedule 4.17.  For each such item of such Debt, Schedule 4.17 correctly sets forth, if applicable, the debtor, the principal amount of the Debt as of the date hereof, the creditor, the maturity date and the collateral, if any, securing the Debt.  Except as set forth on Schedule 4.17, the Company does not have any liabilities in respect of a Guarantee of any liability of any other Person.

Section 4.18 Transactions with Affiliates. Except as set forth in Schedule 4.18, there are not any Affiliate Arrangements.

Section 4.19 Disclaimer of Additional and Implied Warranties.  Notwithstanding anything to the contrary herein and without limiting the generality of Section 9.6, it is the express intent of each Party, and the Parties hereby agree, that neither Sellers nor any of their Representatives or Affiliates make any representations or warranties of any nature whatsoever, express or implied, written or oral, including any implied representation or warranty as to the condition, merchantability, usage, suitability or fitness for any particular purpose with respect to the Shares, the Business, the Company, the Company Subsidiaries, or the Company’s or any Company Subsidiary’s assets and properties, in connection with this Agreement or the transactions contemplated hereby, except as set forth in this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES RELATING TO BUYER

Buyer hereby represents and warrants to Sellers as of the date of this Agreement (except where such representation or warranty is made as of another specific date), as follows:

Section 5.1 Organization.  Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Buyer is duly qualified or licensed to do business and in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so duly qualified or licensed would not, in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder or to consummate the Transactions.

Section 5.2 Authorization; Enforceability.  Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly and validly authorized and approved by all requisite action on the part of Buyer, and no other authorization on the part of Buyer is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or Law).

Section 5.3 No Conflict.  The execution and delivery of this Agreement by Buyer and the consummation of the Transactions, assuming all required filings, consents, approvals, authorizations and notices set forth in Schedule 5.3 (collectively, the “Buyer Approvals”) required to be made, given or obtained by it have been so made, given or obtained, do not:

(a)   violate or conflict with any provision of the Organizational Documents of Buyer;

(b)   violate any Law applicable to Buyer, or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority the failure to obtain or make which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or consummate the Transactions; or

(c)   require any consent under, constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any Contract to which Buyer is bound, except for any such defaults, breaches, terminations, accelerations or cancellations, or the failure to obtain any such consent, which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or consummate the Transactions.

Section 5.4 Litigation.  There is no Litigation pending or threatened, and there is no Order binding upon or affecting Buyer, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or consummate the Transactions.

Section 5.5 Financial Ability; Solvency.

(a)   At the Closing, Buyer will have sufficient immediately available funds to pay in cash the amount of the Purchase Price and all other amounts payable pursuant to this Agreement, to consummate all of the Transactions and to satisfy all other costs and expenses arising in connection herewith.

(b)   Immediately after the consummation of the transactions contemplated by this Agreement, the assets of Buyer will exceed the liabilities of Buyer.

Section 5.6 Investment Representation.  Buyer is acquiring the Shares for its own account as an investment and with no present view to sell, transfer or otherwise distribute all or any part thereof to any other Person in any transaction that would constitute a “distribution” within the meaning of the Securities Act.  Buyer acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.  Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.  Buyer understands that neither the offer nor sale of the Shares has or will have been registered pursuant to the Securities Act or any applicable state securities Laws, that the Shares will be characterized as “restricted securities” under federal securities Laws and that, under such Laws and applicable regulations, no Shares of Common Stock can be sold or otherwise disposed of without registration under the Securities Act or an exemption thereunder.

Section 5.7 Independent Investigation.  BUYER ACKNOWLEDGES AND AGREES THAT (I) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY SELLERS ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND IN ANY CERTIFICATE DELIVERED AT CLOSING, AND BUYER HAS NOT RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF SELLERS OR BY ANY AFFILIATE OR REPRESENTATIVE OF A SELLER, INCLUDING ANY INFORMATION PROVIDED BY OR THROUGH ANY SELLER’S FINANCIAL ADVISORS OR ATTORNEYS, OR MANAGEMENT PRESENTATIONS, DATA ROOMS OR OTHER DUE DILIGENCE INFORMATION, AND THAT BUYER WILL NOT HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, AND (II) ANY CLAIMS THAT BUYER MAY HAVE FOR BREACH OF ANY REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND IN ANY CERTIFICATE OR INSTRUMENT DELIVERED AT CLOSING.

Section 5.8 Brokers’ Fees.   Except for JPMorgan Securities LLC, to whom no Seller shall be liable for any brokerage fee, finders’ fee or other commission in connection with the Transactions, Buyer is not party to any Contract pursuant to which a broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions.

ARTICLE VI.
COVENANTS

Section 6.1 Conduct of Business.  From the date of this Agreement through the Closing, except as otherwise contemplated or permitted by this Agreement (including the matters set forth on Schedule 6.1 and the other matters contemplated by the other Schedules and Exhibits attached hereto), as required by applicable Law or as consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (x) Sellers shall cause the Company Group to (i) operate the Business in the Ordinary Course of Business and in all material respects in accordance with all applicable Laws; provided, however, that, notwithstanding anything to the contrary herein, Sellers may make any number and size of distributions of cash in respect of the Shares prior to Closing that do not impair the operation of the Business in the Ordinary Course of Business, so long as such distributions are either made prior to the date of delivery of the Estimated Closing Cash Balance or are accounted for in such Estimated Closing Cash Balance, (ii) maintain in effect the insurance coverage described on Schedule 4.14(a) (or equivalent replacement coverage) and (iii) use commercially reasonable efforts to preserve intact the Business and its relationships with customers, suppliers and others having business relationships with the Company Group and (y) Sellers shall not cause or permit the Company or any Company Subsidiary to:

(a)   amend its Organizational Documents;

(b)   liquidate, dissolve, recapitalize or otherwise wind up the Company or the Business;

(c)   make any change in its methods of accounting or accounting practices (including with respect to reserves, other than adjustments to balances in reserve accounts made in the Ordinary Course of Business), except as required by GAAP;

(d)   acquire, sell, assign, transfer, lease or otherwise dispose of any material non-Current Assets, except in the Ordinary Course of Business or pursuant to an existing obligation under the terms of any Disclosed Contract or Lease;

(e)   merge or consolidate with, or purchase substantially all of the assets or businesses of, or equity interests in, any Person or otherwise enter into a plan of consolidation, merger, share exchange, reorganization or formation of any joint venture or other business organization or contribution of capital to any Person;

(f)   issue, grant, dispose of or sell any equity interests, notes, bonds or other securities of the Company or any Company Subsidiary, or any option, warrant or right to acquire the same;

(g)   declare, set aside, make or pay any non-cash dividend or other non-cash distribution with respect to any of the Shares or other equity interests of the Company or any of its Subsidiaries;

(h)   except in the Ordinary Course of Business, (i) enter into any Contract that if in effect on the date hereof would be a Material Contract or Lease, other than a Contract on substantially the same terms as an expiring or terminated Disclosed Contract or Lease, or (ii) terminate or materially amend any Disclosed Contract or Lease, other than any expiration in accordance with the terms of such Disclosed Contract or Lease or any amendment that extends the term of a Disclosed Contract or Lease on substantially the same terms;

(i)   cancel, modify, incur or otherwise become liable in respect of any Debt or other Guarantee other than under the Company Credit Facility in the Ordinary Course of Business;

(j)   make or change any material election with respect to Taxes, make any material changes to any method of Tax accounting, file any amended Tax Return or settle or compromise any claim or assessment in respect of Taxes;

(k)   increase or decrease the compensation or benefits of any officer, director employee or independent contractor of the Company or any Company Subsidiary, including any compensation or benefit relating to or arising out of the Transactions, except as required by any Company Benefit Plan or applicable Law;

(l)   hire or enter into any employment or consulting Contract with any officer, director, employee or independent contractor of the Company or any Company Subsidiary pursuant to which the annual base salary exceeds $100,000;

(m)   enter into any severance or termination Contract with any officer, director, employee or independent contractor of the Company or any Company Subsidiary pursuant to which the aggregate severance benefits exceed $100,000 or six (6) months base salary and that as of the Closing Date remains payable by, or attaches any obligation to, the Company or any Company Subsidiary;

(n)   establish, adopt or enter into, amend (except as required by Law) or terminate any Employee Benefit Plan or collective bargaining or other labor union agreement;

(o)   make, change or revoke any material Tax election, elect or change any method of accounting for Tax purposes, settle any Litigation or Order in respect of Taxes or enter into any Contract in respect of Taxes with any Governmental Authority;

(p)   make any capital expenditures in excess of $150,000 in the aggregate, other than (i) in the Ordinary Course of Business, (ii) pursuant to existing commitments or business plans or (iii) to repair or maintain any assets, properties or facilities.

(q)   settle or compromise (i) any Litigation relating to this Agreement or the Transactions, (ii) the California Litigation or (iii) any Litigation that is otherwise material to the Company Group, taken as a whole, except in the case of matters covered by this clause (iii), settlements or compromises (x) in the Ordinary Course of Business, (y) to the extent reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto) or (z) that do not require payments by the Company Group in excess of $150,000 in the aggregate;

(r)   abandon or fail to maintain any material Intellectual Property listed on Schedule 4.6(a);

(s)   allow the Cash Balance to be less than zero; or

(t)   agree, whether in writing or otherwise, to do any of the foregoing.

Section 6.2 Access.

(a)   Prior to the Closing Date, or, if earlier, until the date this Agreement is terminated pursuant to Section 10.1, Sellers shall afford (and shall cause their Affiliates and the Company and each Company Subsidiary to afford) to Buyer and its authorized Representatives reasonable access, during normal business hours, to the books, Contracts and records (including Tax Returns) of the Company and each Company Subsidiary with respect to the Business, and to the appropriate officers and employees of the Company and each Company Subsidiary, in each case, as reasonably requested by Buyer and as may be necessary to assist Buyer in connection with Buyer’s understanding and integrating of the Business into Buyer’s organization following the Closing; provided, however, that such access shall only be upon reasonable advance written notice and shall not unreasonably disrupt personnel or operations of the Business and shall be at Buyer’s sole cost and expense.  Sellers shall have the right to have a Representative present at all times during any inspections, interviews and examinations.  Notwithstanding the foregoing, Buyer shall have no right of access to, and Sellers shall have no obligation to provide to Buyer, information relating to (i) bids received from third parties in connection with transactions similar to those contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids; (ii) any information the disclosure of which would jeopardize any privilege relating to such information available to the Company or any Company Subsidiary, any Seller or any Affiliate of any Seller or would cause the Company, any Company Subsidiary, any Seller or any Affiliate of any Seller to breach a confidentiality obligation; or (iii) any information the disclosure of which would result in a violation of Law.  Prior to the Closing Date, or, if earlier, until the date this Agreement is terminated pursuant to Section 10.1, it is further agreed that neither Buyer nor its Representatives shall contact any of the employees, customers, suppliers or Persons that have a business relationship with the Company or any Company Subsidiary in connection with the Transactions, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of the Seller Representative (such authorization not to be unreasonably withheld, conditioned or delayed) and without a Representative of the Company or such Company Subsidiary being present.

(b)   Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties effective as and from the date of this Agreement, from and against all Losses that the Seller Indemnified Parties incur arising out of any physical injury to any Person or damage to physical property resulting from or relating to the activities of Buyer or its Representatives under this Section 6.2.  The foregoing indemnification obligation shall survive the Closing or termination of this Agreement.

(c)   Prior to the Closing Date, or, if earlier, until the date this Agreement is terminated pursuant to Section 10.1, Sellers will cause the Company to prepare and furnish to Buyer, within thirty (30) days of the end of each calendar month following the date hereof, monthly financials for each such month.

Section 6.3 Confidentiality.

(a)   The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing Date, at which time the Confidentiality Agreement shall terminate.  If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect until its termination in accordance with its terms.  Nothing provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 6.2 shall in any way amend or diminish Buyer’s obligations under the Confidentiality Agreement.  Buyer acknowledges and agrees that any written, oral or other information provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 6.2 or otherwise by Sellers or any of its Affiliates or any of their respective Representatives shall be subject to the terms and conditions of the Confidentiality Agreement and the remainder of this Section 6.3.

(b)   Each Seller acknowledges that the success of the Company after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by such Seller, that the preservation of the confidentiality of all such information by such Seller is an essential promise of the bargain between the Sellers and the Buyer, and that Buyer would be unwilling to enter into this Agreement in the absence of this Section 6.3(b).  Accordingly, each Seller shall maintain in confidence, shall cause its Affiliates to maintain in confidence, and shall use commercially reasonable efforts to cause its (and its Affiliates’) Representatives to maintain in confidence, any written, oral or other information relating to (x) the Buyer from and after the date of this Agreement, and (y) the Company Group or the Business whether before or after the Closing Date, in each case, until the fifth (5th) anniversary of the Closing Date, except that the requirements of this Section 6.3(b) shall not apply to the extent that (i) any such information is or becomes generally available to the public other than as a result of disclosure by such Seller or its Affiliates or any of such Seller’s or such Seller’s Affiliates’ respective Representatives, (ii) any such information is required by applicable Law or a Governmental Authority to be disclosed (including any report, statement, testimony or other submission to such Governmental Authority), provided that, to the extent legally permissible, such Seller provides the Company with advance written notice of such request and makes commercially reasonable efforts to limit any such disclosure to the precise terms of such requirement, (iii) any such information is reasonably necessary to be disclosed in connection with any Litigation (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any Litigation), or (iv) any such information was or becomes available to such Seller or its Affiliates or any of such Seller’s or such Seller’s Affiliates’ respective Representatives on a non-confidential basis and from a source (other than Buyer or any of its Affiliates or the Company Group or its or their respective Representatives) that is not bound by a confidentiality agreement with respect to such information.  Each Seller agrees that such Seller will be responsible for any breach or violation of the provisions of this Section 6.3(b) by any of such Seller’s Affiliates or Representatives or such Seller’s Affiliates’ respective Representatives.

(c)   Buyer shall maintain in confidence, shall cause its Affiliates to maintain in confidence, and shall use commercially reasonable efforts to cause its (and its Affiliates’) Representatives to maintain in confidence, any written, oral or other information relating to Sellers and their Affiliates (other than the Company Group) from and after the Closing until the fifth (5th) anniversary thereof, except that the requirements of this Section 6.3(c) shall not apply to the extent that (i) any such information is or becomes generally available to the public other than as a result of disclosure by Buyer or its Affiliates or any of its or their respective Representatives, (ii) any such information is required by applicable Law or a Governmental Authority to be disclosed (including any report, statement, testimony or other submission to such Governmental Authority), provided that, to the extent legally permissible, Buyer provides the Sellers with advance written notice of such request and makes commercially reasonable efforts to limit any such disclosure to the precise terms of such requirement, (iii) any such information is reasonably necessary to be disclosed in connection with any Litigation (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any Litigation), or (iv) any such information was or becomes available to Buyer or its Affiliates or its or their respective Representatives on a non-confidential basis and from a source (other than Sellers or any of their Affiliates or their respective Representatives) that is not bound by a confidentiality agreement with respect to such information.  Buyer agrees that it will be responsible for any breach or violation of the provisions of this Section 6.3(c) by any of Buyer’s Affiliates or Representatives or Buyer’s Affiliates’ respective Representatives.

(d)   Notwithstanding the foregoing, nothing in this Section 6.3 shall prohibit Sellers, Buyer or their respective Affiliates from disclosing the execution and principal terms of this Agreement or the occurrence of the Closing hereunder to investors, potential investors, financing sources and auditors of any Seller or Buyer, as applicable, or its respective Affiliates, provided that each such investor is bound by confidentiality restrictions with respect to such information on terms not materially less restrictive than those set forth herein.

Section 6.4 Third-Party Approvals.  From the date of this Agreement through the Closing Date, Buyer and Sellers shall (and shall each cause their respective Affiliates to) use commercially reasonable efforts to obtain all material consents, waivers, confirmations and approvals of Third Parties that any of Buyer, Sellers or their respective Affiliates are required to obtain in order to consummate the Transactions and maintain such consents in full force and effect once obtained; provided, however, that prior to Closing, Buyer shall not, and shall cause its Affiliates and its and their respective Representatives not to, contact any customer, supplier or other Third Party in connection with any such consent required to be obtained by Sellers or their Affiliates without the prior written consent of the Seller Representative (such consent not to be unreasonably withheld, conditioned or delayed).  Each Party shall use commercially reasonable efforts to cooperate with the reasonable requests of the other Party in seeking to obtain as promptly as practicable all such consents, waivers, confirmations, novations or approvals.  No Seller nor Buyer shall take, or cause to be taken, any action that they are aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any such consent, waiver, confirmation, novation or approval.

Section 6.5 Regulatory Filings.

(a)   General; HSR.  From the date of this Agreement until the Closing, each of Buyer and Sellers shall, and shall cause their respective Affiliates to (a) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws with respect to the Transactions, as promptly as is reasonably practicable, and in any event within ten (10) Business Days after the date of this Agreement, and to pay any fees due from it in connection with such filings, (b) cooperate with the other Party and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings, (c) use commercially reasonable efforts to cause the expiration of the notice or waiting periods under the HSR Act and any other Laws with respect to the Transactions as promptly as is reasonably practicable, (d) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, and permit the other Party to review in advance any proposed communication by such Party to any Governmental Authority, (e) consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings with Governmental Authorities relating to such filings, (f) comply, as promptly as reasonably practicable, with any requests received by such Party or any of its Affiliates under the HSR Act and any other Laws for additional information, documents or other materials, (g) work in good faith to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions, and (h) work in good faith to contest any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the Transactions as being in violation of any Law.  In connection with filings to be made and actions taken under the HSR Act, if any, Buyer shall bear all filing fees; however, each Party shall bear its own fees and expenses incurred as a result of any investigation or Litigation initiated by the Department of Justice Antitrust Division or the Federal Trade Commission.  Neither Party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate at such meeting.  Subject to the Confidentiality Agreement and Section 6.3, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions; provided, however, that Sellers may redact from any filings provided to Buyer hereunder, and shall not be required to provide any materials or information hereunder, to the extent such filings, materials or information relate to Sellers and not to the Company or any Company Subsidiary.

Section 6.6 Indemnification of Officers and Directors.

(a)   After Closing, to the extent not prohibited by applicable Law, Buyer shall not cause or permit the Company or any Company Subsidiary to amend or modify the Organizational Documents of the Company and each Company Subsidiary to adversely affect the exculpation and indemnification of, and the advancement of expenses to, any current or former officers, managers, stockholders, partners, members and/or directors of the Company or any Company Subsidiary as of the Closing Date (collectively, the “Covered Persons”) arising or resulting from any actions or omissions of the Covered Persons on or prior to the Closing Date (including the matters contemplated by this Agreement), it being understood that the consummation of the Transactions shall not modify such rights.

(b)   The obligations under this Section 6.6 from and after the Closing Date shall not be terminated or modified in such a manner as to adversely affect any of the Covered Persons without the consent of such Person (it being expressly agreed that each of the Covered Persons is intended to be a third-party beneficiary of this Section 6.6 with full rights of enforcement as if a party hereto).  The rights of each Covered Person hereunder shall be in addition to any other rights the Covered Persons may have under the Organizational Documents of the Company or a Company Subsidiary, under any and all indemnification agreements of or entered into by the Company, or applicable Law (whether at law or in equity).

(c)   In the event the Company or any Company Subsidiary or any of their respective successors or assigns consolidates or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or converts into any other Person or transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the Buyer shall cause the Company or such Company Subsidiary to make proper provision so that the successors and assigns of the Company or such Company Subsidiary shall assume the obligations set forth in this Section 6.6.

Section 6.7 Employee and Benefit Matters.

(a)   Certain Pay and Benefits.  During the one hundred and eighty (180) day period immediately following the Closing Date (the “Transition Period”), Buyer shall cause the Company and each Company Subsidiary or their successors-in-interest to provide each Exempt Employee who continues to be employed by the Company or any Company Subsidiary, with a base salary that is not less than the base salary for such Exempt Employee as of the date of this Agreement.  Nothing in this Section 6.7 shall be deemed to obligate Buyer or the Company to continue the employment of any Exempt Employee for any particular period of time.

(b)   Employee Benefits.  During the Transition Period, Buyer shall make available to each individual who was employed by the Company or a Company Subsidiary as of the Closing and who continues in the employ of the Company thereafter (each, an “Employee” and, collectively, the “Employees”) employee benefits (other than equity-based benefits, bonuses and other incentive opportunities) that are substantially comparable in the aggregate to those employee benefits (other than equity-based benefits, bonuses and other incentive opportunities) that were provided to such Employees under the Company Benefit Plans as of the date of this Agreement.    Nothing in this Section 6.7 shall be deemed to obligate Buyer to adopt or maintain any particular Employee Benefit Plan or to limit the ability of the Company or any Company Subsidiary to amend or terminate any Employee Benefit Plan at any time.

(c)   No Third-Party Beneficiary Rights; Agreement not a Plan Amendment.   Nothing in this Section 6.7 shall be treated as an amendment of or other modification to any Company Benefit Plan or other benefit plan, agreement or other arrangement or create any Third Party beneficiary or other rights (i) in any other Person, including any Employees, former employees, any participant in any Company Benefit Plan or any dependent or beneficiary thereof, or (ii) to continued employment with the Company, Buyer or any of their respective Affiliates.

(d)   Credit for Prior Service.  From and after the Closing Date, each Employee shall be credited with his or her service with the Company Group accrued prior to the Closing Date (to the extent such service was taken into account immediately prior to the Closing Date under an analogous pre-Closing Company Benefit Plan) for purposes of determining the Employee’s eligibility, if any, to participate in and the degree of any vesting under the Employee Benefit Plans, programs and policies made available by Buyer for the benefit of the Employee from and after the Closing Date (collectively, the “Buyer Benefit Plans”); provided, that in no event shall any Buyer Benefit Plan be obligated to recognize pre-Closing service for purposes of determining the accrual, rate of accrual or amount of any benefit or for purposes of determining eligibility for or any vesting in any equity-based or long-term incentive plan of Buyer.  Buyer agrees that each Employee shall be credited with his or her service with the Company or any Company Subsidiary performed prior to the Closing Date (to the extent such service was taken into account immediately prior to the Closing Date under a similar pre-Closing Company Benefit Plan) for purposes of determining the accrual rate of vacation, sick leave, paid time off or other leave for each employee after the Closing Date under any analogous Buyer Benefit Plans.  In addition, Buyer agrees that all vacation time, sick leave, paid time off, or other leave accrued by each Employee as of the Closing Date will be recognized and credited to such Employee to the extent accrued on the Company Financial Statements and included in the calculation of the Closing Net Working Capital.

(e)   Terms of Coverage.  Buyer shall use commercially reasonable efforts consistent with applicable Law to (i) cause restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under any Buyer Benefit Plan in which Employees may be eligible to participate after the Closing Date to be waived for such Employees and (ii) cause each Employee who becomes covered under any Buyer Benefit Plan that is a group health plan (including a “group health plan” as defined in Section 5000(b)(1) of the Code) to receive credit for those sums paid in the same calendar year in which the Closing Date falls under the corresponding Company Benefit Plan as deductibles, coinsurance and co-payments, towards any deductible and/or out-of-pocket maximum that may apply under such Buyer Benefit Plan.

(f)   Continued Medical Coverage. Buyer shall provide continuation coverage as mandated under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) under its or an Affiliate’s group health plan for (i) Company and Company Subsidiary employees terminated prior to the Closing Date and (ii) Company and Company Subsidiary employees terminated on or as of the Closing Date.

(g)   Severance.  With respect to Exempt Employees only, if, during the Transition Period, either (i) Buyer terminates without Cause the employment of any Exempt Employee who was an Employee on the Closing Date or (ii) such Exempt Employee resigns for Good Reason, then (A) Buyer shall, provided such Exempt Employee signs and returns, and does not revoke, a timely and effective Release of Claims, pay to such Exempt Employee severance benefits in a lump-sum amount equal to such Exempt Employee’s Severance Amount within sixty (60) days of such termination of employment or resignation, and (B) if such Exempt Employee is eligible for, and timely elects, continuation coverage under COBRA, Buyer shall allow such Exempt Employee to continue to participate in its or an Affiliate’s group health plan at the active employee rate (on such taxable basis to the Exempt Employee, and subject to such additional terms, as Buyer determines to be required to satisfy all requirements of applicable Law, including any nondiscrimination requirements under the Code) for the duration of the Transition Period.  For purposes of this Section 6.7(g), a termination or resignation of employment shall occur if and when an Exempt Employee ceases, on what is reasonably expected to be a permanent basis, to provide, directly or indirectly, services to the Company or any Company Subsidiary and all of their respective Affiliates and successors in any capacity for compensation and such cessation constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code.  Additionally, the following terms shall have the following meanings:

(i)   “Annual Base Salary” means the annual base salary or wages of the Employee as of the date of this Agreement.

(ii)   “Cause” means, as determined by Buyer in its reasonable judgment, that the Employee (A) has engaged in negligence, incompetence or willful misconduct in the performance of his duties; (B) has failed to substantially perform the duties or services reasonably required by the Company or a Company Subsidiary and such failure continues for at least ten (10) days after the Exempt Employee’s receipt of written notice of such failure from the Company or such Company Subsidiary; (C) has willfully engaged in conduct that is injurious to the Company or any Company Subsidiary or any of their respective Affiliates (monetarily or otherwise); (D) has committed an act of fraud, embezzlement or breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company or any Company Subsidiary); or (E) has committed, pled guilty to, or pleaded no contest to, a felony or any other crime involving fraud, dishonesty or moral turpitude.

(iii)   “Good Reason” means the occurrence after the Closing Date of any one or more of the following:  (A) a material reduction in the nature or scope of the Employee’s authority or duties from those previously applicable to him; (B) a reduction in the Employee’s Annual Base Salary; or (C) a change in the location of the Employee’s principal place of employment by the Company or a Company Subsidiary by more than fifty (50) miles from the location where he was principally employed, except with respect to employees principally employed at customer sites; provided, however, that no such occurrence shall qualify as “Good Reason” if the Employee expressly consented in writing to any such occurrence prior to its occurrence.  To terminate his employment for Good Reason, the Employee must (A) provide notice to Buyer specifying in reasonable detail the condition giving rise to the Good Reason within ninety (90) days following the initial occurrence of such condition; (B) provide the Buyer a period of thirty (30) days to remedy the condition and (C) terminate his employment for Good Reason within thirty (30) days following the expiration of the period to remedy if the Buyer fails to remedy the condition.

(iv)   “Release of Claims” means a general release of claims in favor of the Company, Buyer, each of their Affiliates and all related Persons in the form provided by Buyer.

(v)   “Severance Amount” means, with respect to a particular Exempt Employee, an amount equal to the Annual Base Salary that would have been paid to such Exempt Employee for any portion of the Transition Period that follows the date of such Exempt Employee’s employment terminates.

(h)   No Double Payment of Severance.  Notwithstanding Section 6.7(g), an Exempt Employee who has an agreement or offer letter with the Company or a Company Subsidiary providing for severance benefits shall receive severance benefits equal to the greater of (x) such benefits as provided pursuant to the terms of his or her agreement with the Company or the Company Subsidiary and (y) the Severance Amount as determined pursuant to Section 6.7(g) above, but in no event shall such Exempt Employee receive severance under both provisions.

(i)   LTIP.  From and after the Closing, Buyer shall not amend, revise or otherwise modify the LTIP, enter into agreements or other documents allowing additional participants in the LTIP, or take any other action with respect to such plan that increases the amounts due to be paid under the LTIP in an amount in excess of the LTIP Adjustment Amount  Buyer shall distribute all payments under the LTIP in accordance with the applicable terms and provisions of the LTIP as in effect on the date hereof.

Section 6.8 Requisite Section 280G Action.   Prior to the Closing Date, Sellers shall cause the Company to take all necessary steps under the stockholder-approval rules of Section 280G(b)(5) of the Code to ensure that no rights to compensation or benefits exist that could cause a “Section 6.8 Breach” of the representation at Section 4.12(g) of this Agreement.  For purposes of the immediately preceding sentence, a “Section 6.8 Breach” of the representation at Section 4.12(g) of this Agreement shall be deemed to have occurred unless, on the Closing Date, the representation in Section 4.12(g) of this Agreement would be true in all respects if given without exceptions (including any exceptions for materiality and any exceptions included in the Disclosure Schedules with respect to Section 4.12(g)).  Copies of all waiver, disclosure and voting materials proposed to be used in connection with the foregoing shall be provided to Buyer at least five (5) Business Days in advance of distribution to stockholders or affected individuals, as applicable, and Buyer shall be provided with a reasonable opportunity to comment thereon.  Prior to the Closing Date, Sellers shall cause the Company to provide to Buyer evidence satisfactory to Buyer that the Company’s undertakings under this Section 6.8 have been satisfied.

Section 6.9 Termination of Nonqualified Excess Plan.  Seller shall cause the Company, within the thirty (30) day period prior to the Closing Date, to terminate the Executive Nonqualified Excess Plan of Altair Strickland, L.P. by taking, or causing to be taken, the irrevocable action required by Treas. Regs. Section 1.409A-3(j)(4)(ix)(B) and providing for distribution at or prior to the Closing of all accrued participant balances and the satisfaction of all Liabilities under said plan.

Section 6.10 Termination of Company Stock Options. Sellers, contingent upon and simultaneous with the Closing, shall cause the Company to terminate the Stock Option Plan effective as of the Closing Date.  Each option to purchase shares of Common Stock that was granted under the Stock Option Plan (each, a “Company Stock Option” and, collectively, the “Company Stock Options”) that is (i) outstanding immediately prior to the Closing or (ii) would become restored and vested upon completion of the Transaction on account of (A) such Person’s death or (B) the fact that the Company or a Company Subsidiary terminated such Person’s employment other than for cause, as defined in the Stock Option Plan, provided that (A) or (B) occurs within the six (6) months immediately preceding the Transaction, shall, in each case, to the extent it is then vested or would be vested after taking into account any vesting by reason of the Transactions (and, for all purposes hereof and without limiting the foregoing, the Sellers hereby represent that each “15% IRR Option,” as defined in the Stock Option Plan, will have vested not later than the occurrence of said Transactions by reason of the satisfaction of the IRR-based performance vesting condition related thereto or otherwise because, prior to the Closing, Sellers have caused, at their sole discretion and without any input from Buyer, such vesting condition to be waived) be automatically converted into the right to receive a one-time cash payment.  After giving effect to the immediately preceding sentence, all outstanding Company Stock Options shall, as of the Closing Date, automatically terminate, expire, and be cancelled for no additional consideration.  All payments in respect of Company Stock Options shall be subject to reduction for applicable payroll Taxes and other required withholdings and shall be paid through the Company’s payroll system.  Sellers, contingent upon and simultaneous with the Closing, shall cause each Option Holder to release the Company and Buyer, in the form attached hereto as Exhibit C with any non-substantive changes reasonably acceptable to Buyer, of all liability with respect to the Stock Option Plan and any Company Stock Option thereunder (such releases the “Option Holder Releases”).

Section 6.11 Waiver of Certain Rights.  It is acknowledged that under the Stockholders Agreement there are certain restrictions that apply in connection with the transfer of any shares of Common Stock.  Solely in connection with the sale and transfer of the Shares under this Agreement, each Seller, in its respective capacity as a Stockholder (as defined in the Stockholders Agreement) of the Company, hereby waives any and all such restrictions with regard thereto.

Section 6.12 Update Information.  Prior to the Closing, the Seller Representative may, at any time prior to the Closing Date, deliver to Buyer supplements to the Disclosure Schedules with respect to any matters which are required or permitted to be set forth in or described in such Disclosure Schedules (a “Disclosure Schedule Update”).  The matters set forth in any Disclosure Schedule Update will not be deemed to have been disclosed as of the date of this Agreement or the Closing Date for purposes of determining whether the conditions set forth in Section 8.2 have been satisfied or for purposes of indemnification pursuant to Section 9.2.

Section 6.13 Nonsolicitation of Employees.

(a)   If the Closing occurs, then for a period of three (3) years from and after the Closing Date, no Seller and no Affiliate of Texas Turnaround will recruit, offer employment, employ, engage as a consultant, lure or entice away, or in any other manner persuade or attempt to persuade, any Employee of the Company who remains employed by the Company or any Company Subsidiary at such time (or immediately prior to such time) to leave the employ of the Company or such Company Subsidiary; provided, however, that no Seller and no Affiliate of Texas Turnaround shall be prohibited from (i) conducting generalized solicitations for employees through media advertisements or professional search firms so long as such solicitations are not specifically targeted at employees of the Company or any Company Subsidiary or hiring any such non-executive employee who responds to such advertisements or search activities, or (ii) soliciting or hiring any former employee of the Company or any Company Subsidiary whose employment was terminated by the Company or any Company Subsidiary, other than for cause,  prior to any such solicitation or search activity.

(b)   If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.13 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closes to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  The provisions of this Section 6.13 are in addition to, and not in limitation of, any other similar provisions to which any Seller is bound.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any breach of this Section 6.13. In addition to its rights under Section 11.13 below, Buyer will be entitled to obtain injunctive relief restraining any actual or threatened breach of this Section 6.13 without need to post bond and to recover its reasonable attorneys’ fees and costs incurred thereby.

Section 6.14 Permits.  Sellers shall promptly take all actions, if any, required to effect the transfer or reissuance of any Permits, including those required under Environmental Laws, the transfer or reissuance of which is necessary upon the consummation of the Transactions to ensure that the Company Group can conduct the Business in all material respects in the manner in which it is currently conducted.  Buyer shall use commercially reasonable efforts to cooperate with Sellers to provide information necessary to apply for such transfer or reissuance of such Permits.

Section 6.15 Further Assurances.  Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at the request of Buyer or any Seller, and without further consideration, the other Party shall execute and deliver to the requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation and provide such materials and information and take such other actions and execute and deliver such other documents as the requesting Party may reasonably request in order to consummate and make effective the Transactions.

Section 6.16 Termination of Affiliate Arrangements; Release.

(a)   Except as set forth on Schedule 6.16(a), all Contracts, transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any Seller or its Affiliate (other than the Company or any Company Subsidiary), on the other hand (each, an “Affiliate Arrangement”), shall be terminated as of the Closing Date, and all obligations and liabilities of the Company and any Company Subsidiary thereunder shall have been satisfied.

(b)   Effective as of the Closing, each Seller hereby releases, remises and forever discharges any and all rights and claims that such Seller has had, now has or might have against the Company or any Company Subsidiary, other than (i) any rights and claims set forth on Schedule 6.16(b), (ii) any rights and claims arising under this Agreement, (iii) any Affiliate Arrangements that are set forth on Schedule 6.16(a), (iv) the terms of any Employee Benefit Plans or employment arrangements with employees, officers and consultants of the Company or any Company Subsidiary and (v) any claims for indemnification of directors, officers or other Covered Persons under the exculpation, indemnification and similar provisions of the Organizational Documents of the Company or any Company Subsidiary.

Section 6.17 Exclusivity.  From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article X, no Seller shall (and the Sellers shall not cause or permit their respective Affiliates or any of their or their Affiliates’ Representatives to, directly or indirectly): (a) solicit or initiate the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any shares of Common Stock or other equity interests in the Company or any Company Subsidiary or any merger, recapitalization, share exchange, sale of Assets or any similar transaction (other than sales of inventory in the Ordinary Course of Business or any other such transactions otherwise permitted by this Agreement) or any other alternative to the Transactions or (b) participate in any discussion or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing.

Section 6.18 California Litigation.  From and after the Closing, except as otherwise provided in this Section 6.18, Buyer shall, and shall cause the Company and the Company Subsidiaries to, diligently undertake all matters relating to the defense of the California Litigation using counsel selected by Buyer (which counsel shall be reasonably acceptable to the Seller Representative), including all litigation, mediation and settlement strategy, all preparation for and attendance at any hearing, conference, trial or other event relating to the California Litigation, the filing of pleadings, motions, briefs and other documents, and determinations relating to the appeal of any and all judgments, adjudications and settlements.  Buyer shall, and shall cause the Company and the Company Subsidiaries to, keep the Seller Representative informed on a monthly basis and at other intervals upon reasonable request with respect to the progress of the defense of the California Litigation and shall provide additional information as may reasonably be requested by the Seller Representative.  Subject to the provisions of Section 9.2(b)(iii) and Section 9.5(a)(i), Buyer shall cause to be paid any judgment when required to be paid by the Company or any Company Subsidiary and shall post any bonds for the appeal thereof in connection with such California Litigation and pay the costs of any settlement that may be negotiated and agreed among the applicable parties or potential parties, provided that Buyer shall not authorize the settlement of the California Litigation without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing contained herein shall prevent or restrict the Buyer or the Company from, without the prior consent of the Seller Representative, authorizing the settlement of claims with any Putative Class Member for amounts that do not exceed $2,500 in the aggregate per Putative Class Member, as long as such Putative Class Member provides a release consistent with past practices prior to the date of this Agreement.

ARTICLE VII.
TAX MATTERS

Section 7.1 Tax Returns.

(a)   Buyer shall file or cause to be filed all Tax Returns of or with respect to the Company and each Company Subsidiary required to be filed after the Closing Date (taking into account valid extensions of time to file).  With respect to any Tax Return for a taxable period ending on or prior to the Closing Date (each such period a “Pre-Closing Tax Period”) or covering a taxable period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Period”), Buyer shall provide the Seller Representative, at least forty-five (45) days prior to the applicable deadline for filing any such Tax Return (taking into account extensions), a copy of the Tax Return for the Seller Representative’s review and comment. Buyer shall consider in good faith any comments on such Tax Returns and Buyer and Seller Representative shall work to come to an agreement on any disputed items.  With respect to any Tax Return covering a Straddle Period, Buyer shall determine (in accordance with Section 7.1(b)) the amount of Taxes which are apportioned to the period ending on the Closing Date (the “Pre-Closing Tax”).  Sellers shall pay, or cause to be paid when due, all Taxes relating to the Company Group for any Pre-Closing Tax Period and any Pre-Closing Tax.  At least ten (10) days prior to the due date of any Tax Return for a Pre-Closing Tax Period or a Straddle Period, Sellers shall pay to Buyer the amount of Taxes shown as due on such Tax Return (or in the case of a Tax Return relating to a Straddle Period, the Pre-Closing Tax), in each case taking into account any estimated Tax payments made by the Company or any Company Subsidiary to the relevant Taxing Authority on or before the Closing Date for any such period.  In the case of a Tax Return relating to a Straddle Period, to the extent any estimated Tax payments made by the Company or any Company Subsidiary on or before the Closing Date exceed the Pre-Closing Tax, Buyer shall pay to Sellers, on or before the due date of such Tax Return (taking into account extensions), the amount of such excess.

(b)   For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes of the Company Group apportioned to the portion of the Straddle Period ending on the Closing Date (the “Interim Tax Period”) shall be (i) with respect to ad valorem and similar Taxes, the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Interim Tax Period and the denominator of which is the number of days in such Straddle Period, and (ii) with respect to other Taxes, the amount of Taxes that would be due with respect to the Interim Tax Period as if such Interim Tax Period were a separate taxable period (that is, shall be determined based on an interim closing of the books as of the end of the day on the on the Closing Date, and for such purposes, the taxable period of any partnership, controlled foreign corporation or other pass-through entity in which the Company or any Company Subsidiary holds a beneficial interest will be deemed to terminate at such time); provided however, that (x) any item determined on an annual or periodic basis (such as deductions for depreciation or real estate Taxes) shall be apportioned on a daily basis, and (y) no portion of any Taxes attributable to any transaction undertaken by the Company or any Company Subsidiary outside the Ordinary Course of Business (other than transactions contemplated by this Agreement or directed by Sellers prior to Closing) occurring after the Closing on the Closing Date shall be apportioned to the Interim Tax Period.

(c)   Any Tax Return prepared pursuant to the provisions of this Section 7.1 with respect to a Pre-Closing Tax Period or a Straddle Period shall be prepared in a manner consistent with most recent past practices, except as otherwise required by applicable Law.

(d)   Buyer shall not, nor shall it permit the Company or any Company Subsidiary to, file any amended Tax Return for any period relating to any Pre-Closing Tax Period or Straddle Period without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld or delayed.

Section 7.2 Cooperation.  Buyer and the Seller Representative shall cooperate fully, and Buyer shall cause the Company and each Company Subsidiary to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to Section 7.1 and any audit, Litigation or other proceeding (each, a “Tax Proceeding”) with respect to Taxes.  Such cooperation shall include access to, the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding, the making available of employees on a mutually convenient basis to provide additional information and explanation of any material provided hereunder with the party requesting such information paying the costs of the other party, and providing powers of attorney necessary for the purpose of defending Tax audits that relate to the Company and/or any Company Subsidiary.  Sellers will, and Buyer will and will cause the Company and each Company Subsidiary to, retain all books and records with respect to Tax matters pertinent to the Company Group relating to any taxable period beginning before the Closing Date until the later of six (6) years after the Closing Date and the expiration of the applicable statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority.

Section 7.3 Transfer Taxes.  Sellers, on the one hand, and  Buyer, on the other hand, shall each be responsible for half of all state and local transfer, sales, use, stamp, registration or other similar Taxes, if any, resulting from the Transactions.  The appropriate Party shall file all necessary Tax Returns with respect to such Taxes, and Buyer and Sellers shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Taxes.

Section 7.4 Tax Proceedings.

(a)   Buyer shall promptly provide Sellers with written notice of any inquiries, audits, examinations or proposed adjustments by the IRS or any other Tax Authority that relate to any Pre-Closing Tax Period or any Straddle Period.

(b)   The Seller Representative shall have the right to represent the interests of the Company and/or any Company Subsidiary in any Tax audit or other Tax Proceeding relating primarily to any Pre-Closing Tax Period and to take any actions in connection with such Tax Proceeding, provided that (i) the Seller Representative gives written notice to the Buyer confirming that it will have access to adequate financial resources to conduct the defense of such Tax audit or Tax Proceeding and fulfill its indemnification obligations hereunder and (ii) the Seller Representative shall not enter into any settlement of or otherwise compromise any such Tax audit or Tax Proceeding without the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.  The Seller Representative shall provide Buyer with notice of its intention to assume the defense of any such Tax audit or Tax Proceeding and shall keep the Buyer fully and timely informed with respect to the commencement, status and nature of any such Tax audit or Tax Proceeding. The Seller Representative shall, in good faith, allow the Buyer or the Buyer’s counsel to consult with it regarding the conduct of, or positions taken in such Tax audit or Tax Proceeding, and shall allow the Buyer to fully participate in such Tax audit or Tax Proceeding.  If the Seller Representative does not assume or is not conducting the defense of any such Tax audit or Tax Proceeding actively and diligently, the Buyer may assume control of such Tax audit or Tax Proceeding and defend such Tax audit or Tax Proceeding in a manner as it may deem appropriate including settling such Tax audit or Tax Proceeding, after giving notice thereof to the Seller Representative, on such terms as the Buyer may deem appropriate, and no action taken by the Buyer in accordance with such control and settlement shall relieve any Person of its indemnification obligations under Section 9.2, provided that Buyer shall not settle or cause the Company or any Company Subsidiary to settle, without the Seller Representative’s written consent (which shall not be unreasonably withheld, conditioned or delayed), any such Tax audit or Tax Proceeding the settlement of which would adversely affect the liability of the Seller Representative or the Sellers to indemnify the Buyer with respect to Taxes pursuant to this Agreement.

(c)   Buyer shall have the right to represent the interests of the Company and/or any Company Subsidiary in any Tax audit or other Tax Proceeding relating to a Straddle Period or any Pre-Closing Tax Period not covered by Section 7.4(b) and to take any actions in connection with such Tax audit or Tax Proceeding, provided, however, that to the extent the outcome of such Tax audit or Tax Proceeding would materially and adversely affect the liability of the Seller Representative or the Sellers to indemnify the Buyer with respect to Taxes pursuant to this Agreement, (i) Buyer shall not enter into any settlement of or otherwise compromise any such Tax audit or Tax Proceeding without the written consent of the Seller Representative, which consent shall not be unreasonably withheld, delayed or conditioned, (ii) Buyer shall allow the Seller Representative to fully participate in such Tax audit or Tax Proceeding, and (iii) Buyer shall, in good faith, allow the Seller Representative or the Seller Representative’s counsel to consult with it regarding the conduct of, or positions taken in, such Tax audit or Tax Proceeding.  Buyer shall keep the Seller Representative fully and timely informed with respect to the commencement, status and nature of any such Tax audit or Tax Proceeding.

Section 7.5 Certain Tax Elections.  Buyer shall not make, and shall cause its Affiliates (including the Company and the Company Subsidiaries) not to make, any election under Section 338 of the Code (or any similar election under state, local or foreign Law) with respect to the acquisition of the Company without the prior written consent of Sellers (which Sellers may grant or withhold in their sole and absolute discretion).

Section 7.6 Certain Tax Benefits, Refunds and Carrybacks.

(a)   If Buyer or any of its Affiliates (including, after the Closing Date, the Company, any Company Subsidiary and any of their respective Affiliates) actually realizes in the year of the applicable adjustment or the three (3) immediately succeeding years a net Tax benefit (determined on a with and without basis) for a correlative adjustment resulting from any audit adjustment (or adjustment in any Litigation or other proceeding with respect to Taxes) for which the Sellers made an indemnity payment to Buyer pursuant to this Agreement, then Buyer shall pay to Sellers the amount of such net Tax benefit (but not in excess of the applicable amount of the indemnity payment that Sellers actually paid to Buyer pursuant to this Agreement) within fifteen (15) days of filing the Tax Return in which such Tax benefit is actually realized, provided, that if any such Tax benefit is subsequently disallowed or determined not to be available, Sellers shall return to Buyer, and indemnify Buyer for, the amount of such disallowed or unavailable Tax benefit.

(b)   Sellers shall be entitled to any refunds (including, but without duplication of any amount paid to Sellers pursuant to the last sentence of Section 7.1(a), a refund claimed on an originally filed Tax Return that reflects an overpayment of estimated Taxes as compared to the Tax liability reported on such Tax Return) or credits of or against any Taxes for which any of the Sellers are responsible under Section 7.1, to the extent actually received, provided that Sellers shall not be entitled to a refund or credit to the extent (i) such refund or credit is attributable to the carry back of a Tax attribute attributable to a period or portion thereof beginning after the Closing Date or (ii) such credit is applied on a Tax Return against Taxes for which Sellers are responsible pursuant to Section 7.1 or otherwise pursuant to this Agreement. Buyer shall be entitled to any refunds or credits of the Company or any Company Subsidiary of or against any Taxes other than refunds or credits to which Sellers are entitled pursuant to the foregoing sentence.  Any refunds or credits of Taxes of the Company or any Company Subsidiary for any Straddle Period shall be equitably apportioned between Sellers and Buyer in accordance with the principles set forth in Section 7.1.  Each party shall pay, or cause its Affiliates to pay, to the party entitled to a refund or credit of Taxes under this Section 7.6(b), the amount of such refund or credit (including any interest paid thereon and net of any Taxes and other costs of the party receiving such refund or credit in respect of the receipt or accrual of such refund or credit) in readily available funds within fifteen (15) days of the actual receipt of the refund or credit or the application of such refund or credit against amounts otherwise payable.

Section 7.7 Survival.  The covenants contained in this Article VII shall survive until the expiration of the applicable statute of limitations.

ARTICLE VIII.
CONDITIONS TO OBLIGATIONS

Section 8.1 Conditions to the Obligations of the Parties.

The obligations of Buyer and Sellers to consummate the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Parties:

(a)   There shall not be in force any Law or Order that would be reasonably likely to (i) restrain or prohibit consummation of the Transactions, (ii) result in the Transactions being rescinded following the Closing or (iii) compel Buyer or any of its Affiliates to dispose of all or any material portion of either the Business or the Assets of the Company, or any assets of Buyer or its Affiliates, in each case under this clause (iii), as a consequence of the consummation of the Transactions; and

(b)   All applicable waiting periods (and any extensions thereof) under the HSR Act and other applicable Law shall have expired or been terminated.

Section 8.2 Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the Transactions is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyer:

(a)   Sellers shall have delivered or caused to be delivered to Buyer all agreements, instruments and documents required to be delivered by Sellers pursuant to Section 2.3(b);

(b)   The Seller Approvals and the Company Approvals set forth in Schedule 4.2 shall have been duly made, given or obtained and shall be in full force and effect;

(c)   (x) with respect to each Seller, each of the representations and warranties of such Seller contained in Article III, and (y) with respect to Sellers, each of the representations and warranties of Sellers contained in Article IV (i) that are not qualified by Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects as of the Closing Date as though made at and as of such time and (ii) that are qualified by Material Adverse Effect or other materiality qualifications will be true and correct in all respects as of the Closing Date as though made at and as of such time, in each case other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the date of this Agreement, which need only be true and correct as of such date or time);

(d)   Each Seller shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by such Seller at or before the Closing;

(e)   Sellers shall have delivered or caused to be delivered to Buyer copies of duly executed payoff letters and other instruments (in form and substance reasonably satisfactory to Buyer) evidencing the termination, repayment and release of all Debt of the Company Group identified on Schedule 8.2(e) and any Liens granted pursuant thereto, the effectiveness of which is conditioned only on the occurrence of the Closing hereunder and the making of the payment described in the final sentence of Section 2.3(d);

(f)   Sellers shall have delivered to Buyer a certificate dated as of the Closing Date, in which each Seller certifies that the conditions specified in Section 8.2(c) and Section 8.2(d) have been fulfilled with respect to such Seller;

(g)   Sellers shall have delivered to Buyer duly executed Option Holder Releases from each Option Holder as set forth in Section 6.10; and

(h)   Each of (i) the Employment Agreements, (ii) the Non-Competition Agreement and (iii) the Strickland Agreements shall be in full force and effect, subject to the occurrence of the Closing.

Section 8.3 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the Transactions is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Seller Representative:

(a)   Buyer shall have delivered or caused to be delivered to Sellers all agreements, instruments and documents required to be delivered pursuant to Section 2.3(c);

(b)   the Buyer Approvals shall have been duly made, given or obtained and shall be in full force and effect;

(c)   each of the representations and warranties of Buyer contained in this Agreement (i) that are not qualified by material adverse effect or other materiality qualifications shall be true and correct in all material respects as of the Closing Date as though made at and as of such time and (ii) that are qualified by material adverse effect or other materiality qualifications will be true and correct in all respects as of the Closing Date as though made at and as of such time, in each case other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the date of this Agreement, which need only be true and correct as of such date or time);

(d)   Buyer shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing; and

(e)   Buyer shall have delivered to the Seller Representative a certificate, dated as of the Closing Date, certifying that the conditions specified in Section 8.3(c) and Section 8.3(d) have been fulfilled.

ARTICLE IX.
INDEMNIFICATION

Section 9.1 Survival of Representations, Warranties and Covenants.  The respective representations, warranties, covenants and agreements of Buyer and Sellers contained in this Agreement (or in any certificate delivered in connection herewith) and all waivers, disclaimers and limitations of Seller’s liability contained in this Agreement, shall (a) in the case of the representations and warranties, survive the Closing Date for a period of eighteen (18) months from and after the Closing Date, except that (i) the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authorization; Enforceability), Section 3.5 (Brokers’ Fees), Section 3.6 (Ownership of Shares), Section 4.1 (Organization), Section 4.3 (Capitalization), Section 5.1 (Organization), Section 5.2 (Authorization; Enforceability), Section 5.6 (Investment Representation) and Section 5.8 (Brokers’ Fees) (collectively the “Fundamental Representations”), shall survive the Closing Date indefinitely, and (ii) the representations and warranties in Section 4.8 (Taxes) shall survive until the date that is thirty (30) days following the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), (b) in the case of any of the respective covenants and agreements herein that contain other express survival periods or contemplate future performance or obligations, survive the Closing Date for the period provided in accordance with their express terms, (c) in the case of all covenants and agreements not covered by the immediately preceding clause (b), survive the Closing Date for the period until they are fully performed, (d) in the case of any claim for indemnification with respect to the California Litigation pursuant to Section 9.2(b)(iii), survive the Closing Date until the California Litigation Expiration Date, and (e) in the case of all waivers, disclaimers and limitations of liability, survive the Closing Date indefinitely.  No Party shall have any liability for indemnification claims made pursuant to Sections 9.2(a)(i)-(ii), Sections 9.2(b)(i)-(ii) or Sections 9.2(c)(i)-(ii) with respect to any such representation, warranty, covenant or agreement or under Section 9.2(b)(iii) with respect to the California Litigation unless a written notice of claim (describing in reasonable detail the claim, including an estimate of Losses attributable to such claim) is provided prior to the expiration of any applicable survival period for such representation, warranty, covenant, agreement or California Litigation provided in this Section 9.1.  Claims for indemnification pursuant to Section 9.2(b)(iv) and Section 9.2(c)(iii) are not subject to the limitations set forth in this Section 9.1 and may be made at any time.

Section 9.2 Indemnification.

(a)   Subject to the provisions of this Article IX, from and after the Closing, each Seller shall indemnify and hold harmless Buyer, Buyer’s Affiliates (which includes, for the avoidance of doubt, the Company Group from and after the Closing) and their respective Representatives (collectively, the “Buyer Indemnified Parties”) from and against all Losses that the Buyer Indemnified Parties incur:

(i)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach of any representation or warranty of such Seller in Article III of this Agreement (or in any certificate delivered in connection herewith with respect to any such representation or warranty) (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect”, were deleted therefrom); or

(ii)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach by such Seller of Section 6.3 (Confidentiality), Section 6.13 (Nonsolicitation), Section 6.17 (Exclusivity) or Section 11.10 (Publicity) (each, a “Seller Individual Covenant”).

(b)   Subject to the provisions of this Article IX, from and after the Closing, Sellers shall indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses that the Buyer Indemnified Parties incur:

(i)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach of any representation or warranty of Sellers in Article IV of this Agreement (or in any certificate delivered in connection herewith with respect to any such representation or warranty) (in each case, except with respect to the representation in clause (y) of Section 4.9, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect”, were deleted therefrom);

(ii)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach of any covenant of Sellers in this Agreement (or in any certificate delivered in connection herewith), the Indemnity Escrow Agreement or the California Litigation Escrow Agreement, other than any Seller Individual Covenant;

(iii)   arising from or out of, or as a result of or relating to, directly or indirectly, the California Litigation;

(iv)   arising from or out of, or as a result of or relating to, directly or indirectly, (A) any Taxes of or imposed on the Company or any Company Subsidiary with respect to Pre-Closing Tax Periods and the portion of any Straddle Period through and including the Closing Date, excluding any Taxes attributable to any transaction undertaken by the Company or any Company Subsidiary outside the Ordinary Course of Business (other than transactions contemplated by this Agreement or directed by Sellers prior to Closing) occurring after the Closing on the Closing Date, (B) any Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any Company Subsidiary is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign Law, (C) any Taxes of any other Person (other than the Company or any Company Subsidiary) imposed on the Company or any Company Subsidiary as a transferee or successor, by contract or otherwise, (D) any Taxes of any Person imposed on the Company or any Company Subsidiary as a result of any Tax sharing, allocation or other agreement or arrangement, and (E) the portion of the Taxes required to be paid by Sellers pursuant to Section 7.3; or

(v)   arising from or out of, or as a result of or relating to, directly or indirectly, the LTIP Liability exceeding the LTIP Adjustment Amount other than as a result of Buyer’s breach of Section 6.7(i).

(c)   Subject to the provisions of this Article IX, from and after the Closing, Buyer shall indemnify and hold harmless each Seller, each Seller’s Affiliates, and their respective Representatives (collectively, the “Seller Indemnified Parties”) from and against all Losses that the Seller Indemnified Parties incur:

(i)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach of any representation or warranty of Buyer in this Agreement (or in any certificate delivered in connection herewith with respect to any such representation or warranty) (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect”, were deleted therefrom);

(ii)   arising from or out of, or as a result of or relating to, directly or indirectly, any breach of any covenant of Buyer in this Agreement (or in any certificate delivered in connection herewith), the Indemnity Escrow Agreement or the California Litigation Escrow Agreement; or

(iii)   arising from or out of, or as a result of or relating to, directly or indirectly, the portion of the Taxes required to be paid by Buyer pursuant to Section 7.3.

(d)   Notwithstanding anything to the contrary herein, except with respect to Taxes, the Parties shall have a duty to use commercially reasonable efforts to mitigate any Losses arising out of or relating to this Agreement or the Transactions.

Section 9.3 Indemnification Procedures.  Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)   Any Buyer Indemnified Party or Seller Indemnified Party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a Third Party (a “Third-Party Claim”) in respect of any matter that is subject to indemnification under Section 9.2 shall promptly (i) notify (A) in the case of a Buyer Indemnified Party, the Applicable Seller Indemnifying Party, or (B) in the case of a Seller Indemnified Party, Buyer (the Party notified under either (A) or (B), the “Indemnifying Party”) of the Third-Party Claim and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third- Party Claim, a copy of all papers served with respect to such Third-Party Claim (if any), the Indemnified Party’s best estimate of the amount of Losses attributable to the Third-Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement.  Notwithstanding the foregoing, failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is actually prejudiced by such delay or omission, and only to the extent so prejudiced.

(b)   The Indemnifying Party shall have the right to control the defense of the Indemnified Party against any Third-Party Claim in accordance with the following.  If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third-Party Claim, then the Indemnifying Party shall have the right to defend such Third-Party Claim with counsel selected by the Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 9.3(b), provided that (i) the Indemnifying Party gives written notice that it will assume the defense of the Third-Party Claim within thirty (30) days after the Indemnified Party has given the Claim Notice under Section 9.3(a), (ii) in such written notice, the Indemnifying Party confirms that it will have access to adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third-Party Claim does not seek an injunction or similar equitable relief against the Indemnified Party that is reasonably likely to result in an Order that will adversely affect the operation of the Business in any material respect, and (iv) the Third-Party Claim does not relate to or otherwise arise in connection with (A) any regulatory enforcement action that is reasonably likely to adversely affect the operation of the Business in any material respect or (B) any criminal action.  Subject to the immediately preceding sentence, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that such consent shall not be required if (i) such judgment or settlement agreement contains a complete and unconditional general release of all liabilities by the Third-Party asserting the Third-Party Claim to all Indemnified Parties affected by the Third-Party Claim, (ii) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (iii) involves no finding or admission of any violation of any applicable Law or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (iv) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates.  If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third-Party Claim that the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third-Party Claim or any cross complaint against any Person.  The Indemnified Party may otherwise participate in, but not control, and may retain its separate co-counsel, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 9.3, and the Indemnified Party shall bear its own costs and expenses with respect to such participation, provided, that the Indemnifying Party will pay the fees and expenses of separate counsel retained by the Indemnified Party (x) that are incurred prior to the Indemnifying Party’s assumption of control of the defense of the Third-Party Claim, (y) if the employment of such separate counsel has been authorized in writing by the Indemnifying Party or (z) if there shall exist or develop an actual conflict of interest in connection with the defense, compromise or settlement of such Third-Party Claim.  This Section 9.3(b) and Section 9.3(c) shall not apply to Third-Party Claims with respect to Taxes, which shall be governed solely by Section 7.4, or with respect to the California Litigation, which shall be governed solely by Section 6.18 and Section 9.5(a)(i).

(c)   If the Indemnifying Party does not notify the Indemnified Party within the thirty (30) day period set forth in Section 9.3(b) that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.3(b) or is otherwise ineligible to defend the Third-Party Claim pursuant to Section 9.3(b), then the Indemnified Party shall have the right, but not be obligated, to defend, and be reimbursed for its reasonable costs and expenses (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third-Party Claim with counsel selected by the Indemnified Party (which counsel shall be reasonably acceptable to the Indemnifying Party, unless the Indemnifying Party has refused to assume the defense of such Third-Party Claim, in which case the Indemnified Party may select counsel in its sole discretion), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party.  In such circumstances, the Indemnified Party may defend any such Third-Party Claim as it deems appropriate, including by entering into any compromise or settlement of such Third-Party Claim, after giving notice thereof to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third-Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Losses resulting therefrom.  The Indemnifying Party may participate in, but not control, and may retain its separate counsel with respect to, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d)   Buyer and each Seller each hereby consents to the non-exclusive jurisdiction of any court in which any Third-Party Claim is properly brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against any such Indemnifying Party pursuant to this Agreement in connection with such Third-Party Claim, and in furtherance thereof, the provisions of Section 11.12 are incorporated by reference, mutatis mutandis.

(e)   Subject to the other provisions of this Article IX, in the event that an Indemnified Party determines that it has a claim for indemnifiable Losses against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give written notice thereof to the Indemnifying Party, specifying, in reasonable detail, the amount of such claim (if known at such time), the nature and basis of the alleged breach or act giving rise to such claim and all relevant facts and circumstances relating thereto.  The Indemnifying Party shall notify the Indemnified Party within thirty (30) days following its receipt of such notice if the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX.  If the Indemnifying Party does not so notify the Indemnified Party, the claim specified by the Indemnified Party in such notice shall be a liability of the applicable Indemnifying Party under this Article IX, and (subject to Section 9.5(a)) the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall negotiate in good faith for a reasonable period of time, not to exceed twenty (20) days, to resolve such dispute.  Promptly following the final determination of the amount of indemnifiable Losses to which the Indemnified Party is entitled (whether determined in accordance with this Section 9.3(d) or by a court of competent jurisdiction), the Indemnifying Party shall pay such indemnifiable Losses to the Indemnified Party by wire transfer or certified check made payable to the order of the Indemnified Party, subject to Section 9.5(a).

Section 9.4 Limitations on Liability.  Notwithstanding anything to the contrary stated in this Agreement:

(a)   No Seller shall have any liability under Section 9.2(a)(i) or Section 9.2(b)(i), and Buyer shall have no liability under Section 9.2(c)(i), in connection with any single claim that results in Losses of less than Fifty Thousand Dollars ($50,000); provided, however, that the limitation set forth in this Section 9.4(a) shall not apply to Losses arising from a breach of any of the Fundamental Representations or Section 4.8 (Taxes).

(b)   No Seller shall have any liability under Section 9.2(a)(i) or Section 9.2(b)(i) except if the aggregate Losses actually incurred by the Buyer Indemnified Parties thereunder exceed $3,412,500 (the “Deductible”) (and then, subject to Section 9.4(c), only to the extent such aggregate Losses exceed the Deductible); and Buyer shall have no liability under Section 9.2(c)(i) except if the aggregate Losses actually incurred by the Seller Indemnified Parties thereunder exceed the Deductible (and then, subject to Section 9.4(c), only to the extent such aggregate Losses exceed the Deductible); provided, however, that the limitation set forth in this Section 9.4(b) shall not apply to Losses arising from a breach of any of the Fundamental Representations or Section 4.8 (Taxes).

(c)   In no event shall the aggregate liability of Sellers under Section 9.2(a)(i) and Section 9.2(b)(i), in the aggregate, exceed $22,750,000 (the “Cap”); provided, however, that in the event Sellers’ aggregate liability for Losses pursuant to Section 9.2(a)(i) and Section 9.2(b)(i) reaches such Cap, Sellers shall be obligated to pay additional Losses up to 100% of the Base Purchase Price in the aggregate, but only to the extent such additional Losses arise out of breaches of any of the Fundamental Representations or Section 4.8 (Taxes); and in no event shall the aggregate liability of Buyer under Section 9.2(c)(i), in the aggregate, exceed the Cap; provided, however, that in the event Buyer’s aggregate liability for Losses pursuant to Section 9.2(c)(i) reaches such Cap, Buyer shall be obligated to pay additional Losses up to 100% of the Base Purchase Price in the aggregate, but only to the extent such additional Losses arise out of breaches of any of the Fundamental Representations.  In no event shall the aggregate liability of Sellers under Section 9.2(b)(iii), in the aggregate, exceed the California Litigation Escrow Amount.

(d)   No Buyer Indemnified Party shall be entitled to indemnification under this Article IX in respect of Losses that are duplicative of amounts taken into account in the Final Adjustment Statement.

(e)   The amount of any Losses subject to indemnification under this Article IX shall be reduced or reimbursed, as the case may be, by (i) any Third-Party insurance proceeds actually received by the relevant Buyer Indemnified Party or Seller Indemnified Party, as applicable, with respect to such Losses in excess of the sum of (A) any out-of-pocket costs and expenses relating to collection or enforcement under such policies, (B) any reasonably anticipated increase in premiums with respect thereto, and (C) the deductible associated therewith to the extent actually paid and (ii) any net Tax benefit (determined on a with and without basis) actually realized in the year the Loss is incurred or in the three (3) immediately succeeding years with respect to such Loss (for the avoidance of doubt, without duplication of net Tax benefits to be taken into account under Section 7.6(a) or Section 7.6(b)).  Buyer and Sellers shall, and shall cause the Buyer Indemnified Parties and Seller Indemnified Parties, as applicable, to, use commercially reasonable efforts to collect any amounts available under such Third-Party insurance coverage (which efforts shall not require the initiation of Litigation), provided that the costs and expenses incurred by the Indemnified Parties with respect to such efforts shall be deemed indemnifiable Losses.  If a Buyer Indemnified Party or Seller Indemnified Party, as applicable, receives an amount under Third-Party insurance coverage with respect to Losses that were the subject of indemnification payments under this Article IX at any time subsequent to indemnification payments provided hereunder, then such Buyer Indemnified Party or Seller Indemnified Party, as applicable, shall promptly reimburse such Indemnifying Party to the extent the amount actually received exceeds the sum of (i) any out-of-pocket costs and expenses relating to collection or enforcement under such policies, (ii) any reasonably anticipated increase in premiums with respect thereto, and (iii) the deductible associated therewith to the extent actually paid.

Section 9.5 Buyer Recourse; Escrow Accounts.

(a)   Any claims by Buyer or any Buyer Indemnified Party for indemnifiable Losses (subject to compliance with the procedures of Section 9.3) or any other payment due from any Seller or Sellers under this Agreement from and after the Closing shall be subject to the following terms:

(i)   To the extent there are funds remaining in the Indemnity Escrow Account and the Indemnity Escrow Agreement remains in full force and effect, Buyer or any Buyer Indemnified Party’s sole and exclusive recourse against any Seller or Sellers under this Agreement from and after the Closing for payment of any amounts due from any Seller or Sellers pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) shall be to make a claim for payment thereof from such funds in accordance with, and subject to, the terms and conditions of the Indemnity Escrow Agreement.  Buyer or any Buyer Indemnified Party’s sole and exclusive recourse against any Seller or Sellers under this Agreement from and after the Closing for payment of any amounts due from any Seller or Sellers pursuant to Section 9.2(b)(iii) shall be to make a claim for payment thereof from the California Litigation Escrow Account in accordance with, and subject to, the terms and conditions of the California Litigation Escrow Agreement and Section 6.18; provided, however, that Buyer shall be entitled to payment from the California Litigation Escrow Account only to the extent (A) that amounts have been awarded to a claimant in a final, non-appealable court order, (B) that the Seller Representative has approved a settlement in accordance with Section 6.18, (C) that a settlement is covered by the last sentence of Section 6.18, (D) of reasonable, documented fees and expenses of Littler Mendelson, P.C. (or other counsel reasonably acceptable to Buyer and Seller Representative) in an amount not to exceed $70,000 in any month, without the prior written consent of the Seller Representative, (E) of court or arbitration fees or other costs or expenses of investigation or defense reasonably incurred by the Buyer, the Company or a Company Subsidiary in connection with the California Litigation, or (F) the Seller Representative has otherwise agreed in writing that such funds may be disbursed from the California Litigation Escrow Account.

(ii)   With respect to (A) any claim for indemnification under Section 9.2(a)(i) made after the Indemnity Escrow Account has been exhausted or (B) any claim for indemnification under Section 9.2(a)(ii) at any time, any Buyer Indemnified Party’s sole and exclusive recourse for any Losses shall be to make a claim against the particular Seller that is alleged to have breached a representation or warranty under Article III or Seller Individual Covenant giving rise to such Losses, which claim shall be made in accordance with Section 9.3 and shall not be recoverable from funds in the Indemnity Escrow Account; provided, however, that in addition to the requirements of Section 9.3, Buyer shall promptly give notice to the Seller Representative of the making of any such claim.

(iii)   Except with respect to claims that are paid from the Indemnity Escrow Account or California Litigation Escrow Account pursuant to Section 9.5(a)(i) or made against a particular Seller pursuant to Section 9.5(a)(ii), Buyer’s sole and exclusive recourse against any Seller or Sellers for any payment under this Agreement shall be to make a claim against the Seller Representative and, at Buyer’s option, to the extent there are funds remaining therein, to make a claim for payment from the Indemnity Escrow Account in accordance with the terms thereof.

(iv)   In no event shall a Buyer Indemnified Party deliver notice of a claim for indemnification or payment directly against, or otherwise make or assert any claim for damages or other Losses against, any particular Seller from and after the Closing other than in accordance with this Section 9.5(a).

(b)   All outstanding claims for payment from the Indemnity Escrow Account asserted by the Buyer Indemnified Parties before the date that is twelve (12) months after the Closing Date (the “Initial Claims Date”) that are not resolved and satisfied (including the obligation to pay such claim) as of the Initial Claims Date, excluding any pending claims pursuant to Section 9.2(b)(iii), shall be deemed to be “Initial Claims”.  The dollar amount of all Losses claimed in good faith in respect of Initial Claims is hereinafter referred to as the “Initial Claim Amount”.  On the first Business Day following the Initial Claims Date, Buyer and the Seller Representative shall jointly execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to release and deliver to Sellers in accordance with the amounts set forth in such instructions, an amount equal to one-third of the amount then held in the Indemnity Escrow Account, if any, less the Initial Claim Amount.  The remaining amount held in the Indemnity Escrow Account after giving effect to the immediately preceding sentence, if any, will continue to be held and disbursed by the Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement, subject to Section 9.5(c).

(c)   All outstanding claims for payment from the Indemnity Escrow Account asserted by the Buyer Indemnified Parties before the date that is eighteen (18) months after the Closing Date (the “Indemnity Escrow Claims Date”), including any Initial Claims, that are not resolved and satisfied (including the obligation to pay any such claim) as of the Indemnity Escrow Claims Date, shall be deemed to be “Pending Claims”.  The dollar amount of all Losses claimed in good faith in respect of Pending Claims is hereinafter referred to as the “Pending Claim Amount”.  On the first Business Day following the Indemnity Escrow Claims Date, Buyer and the Seller Representative shall jointly execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to release and deliver to Sellers in accordance with the amounts set forth in such instructions, an amount equal to the positive difference, if any, between (x) the amount held in the Indemnity Escrow Account as of the Indemnity Escrow Claims Date and (y) the Pending Claim Amount as of the Indemnity Escrow Claims Date.  The remaining amount held in the Indemnity Escrow Account after giving effect to the immediately preceding sentence, if any, will continue to be held and disbursed by the Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement.

(d)   The California Litigation Escrow Account shall remain outstanding until the earliest to occur of (i) the third (3rd) anniversary of the Closing Date, (ii) the date on which all funds in the California Litigation Escrow Account have been exhausted and (iii) the date on which the California Litigation has been finally settled or otherwise disposed of (the “California Litigation Expiration Date”).  On the first Business Day following such date, to the extent any funds remain in the California Litigation Escrow Account, Buyer and the Seller Representative shall jointly execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to release and deliver to Sellers in accordance with the amounts set forth in such instructions, an amount equal to such remaining funds.

Section 9.6 Waiver of Other Representations.

(a)   EXCEPT THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED AT CLOSING, IT IS THE EXPRESS INTENT OF EACH PARTY HERETO, AND THE PARTIES HEREBY AGREE, THAT NEITHER SELLERS NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE SHARES, THE COMPANY, THE COMPANY SUBSIDIARIES, THE ASSETS AND PROPERTIES OF EACH OF THE COMPANY AND THE COMPANY SUBSIDIARIES, THE BUSINESS OR ANY PART THEREOF. EXCEPT THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED AT CLOSING, AND WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLERS MAKE NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO THE COMPANY, THE COMPANY SUBSIDIARIES, THE ASSETS AND PROPERTIES OF EACH OF THE COMPANY AND THE COMPANY SUBSIDIARIES OR THE BUSINESS.

(b)   EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED AT CLOSING, THE SHARES, THE ASSETS AND PROPERTIES OF EACH OF THE COMPANY AND THE COMPANY SUBSIDIARIES AND THE BUSINESS ARE BEING TRANSFERRED THROUGH THE SALE OF THE SHARES “AS IS, WHERE IS, WITH ALL FAULTS”, AND SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE SHARES, THE COMPANY, THE ASSETS AND PROPERTIES OF EACH OF THE COMPANY AND THE COMPANY SUBSIDIARIES OF ANY TYPE OR DESCRIPTION, THE BUSINESS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE SHARES, THE COMPANY, THE COMPANY SUBSIDIARIES, THE ASSETS AND PROPERTIES OF EACH OF THE COMPANY AND THE COMPANY SUBSIDIARIES, AND THE BUSINESS.  WITHOUT LIMITING THE GENERALITY OF THE PRECEDING STATEMENTS, EXCEPT AS AND TO THE EXTENT SET FORTH IN THIS AGREEMENT AND IN ANY CERTIFICATE DELIVERED AT CLOSING, (I) SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY, OR IMPLIED AND (II) SELLERS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES OR ITS AND THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY REPRESENTATIVE OF A SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES).  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED AT CLOSING, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (A) ANY ESTIMATES OF THE VALUE OF THE BUSINESS OR FUTURE REVENUES GENERATED BY THE BUSINESS, (B)  THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF ANY OF THE COMPANY’S OR ANY COMPANY SUBSIDIARY’S PROPERTY OR ASSETS, (C) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, AND (D) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO.

Section 9.7 Purchase Price Adjustment.  The Parties agree to treat all payments made pursuant to this Agreement as adjustments to the Purchase Price for Tax purposes.

Section 9.8 Exclusive Remedy; Limitation on Damages.

(a)   From and after the Closing, except in the case of fraud or willful misconduct or in respect of claims for Losses under Section 6.2(b), the indemnification and remedies set forth in this Article IX shall constitute the sole and exclusive remedies of the Buyer Indemnified Parties against any Seller and of the Seller Indemnified Parties against Buyer with respect to any breach of representation or warranty or non-performance, partial or total, of any covenant or agreement contained in this Agreement (or in any certificate delivered in connection herewith); provided, however, that nothing in this Section 9.8 shall prevent any Party from seeking injunctive or equitable relief in pursuit of its indemnification claims under this Article IX; and provided, further, that, except in the case of a claim for fraud or willful misconduct, in the event a Buyer Indemnified Party or Seller Indemnified Party should assert rights or obligations in connection with the Transactions under any Law or cause of action not based on the interpretation or application of this Agreement, the Parties agree that the provisions of this Article IX shall in all instances apply to such claim or cause of action.

(b)   NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT FOR LOSSES INCURRED BY A PARTY IN CONNECTION WITH OR AS A RESULT OF, ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, (I) FRAUD OR WILLFUL MISCONDUCT, (II) A THIRD-PARTY CLAIM SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE IX OR (III) A BREACH OF THE COVENANTS SET FORTH IN SECTION 6.3 (CONFIDENTIALITY) AND SECTION 6.13 (NON-SOLICITATION), NO PARTY OR ITS AFFILIATES SHALL SEEK OR BE LIABLE FOR ANY LOSSES CONSTITUTING EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT (OTHER THAN WITH RESPECT TO FEES AND EXPENSES OF COUNSEL, COURT OR ARBITRATION FEES AND OTHER REASONABLE, DOCUMENTED COSTS AND EXPENSES OF INVESTIGATION, NEGOTIATION, DEFENSE OR ENFORCEMENT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT), CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES.

Section 9.9 No Circular Recovery.  Each Seller hereby agrees that it will not make any claim for indemnification against Buyer, the Company or any of their respective Affiliates by reason of the fact that such Seller was a controlling person, director, manager, officer, Employee or Representative of the Company or was serving as such for another Person (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Organizational Document, Contract or otherwise) at the request of the Buyer, the Company or any of their respective Affiliates with respect to any claim brought by a Buyer Indemnified Party against such Seller relating to this Agreement or any of the Transactions; provided, however, that nothing contained in this Section 9.9 shall operate to release any obligations of Buyer arising under this Agreement.  With respect to any claim brought by a Buyer Indemnified Party against any Seller relating to this Agreement or any of the Transactions, each Seller expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Company with respect to any amounts owed by such Seller pursuant to this Article IX.

Section 9.10 Knowledge and Investigation.  The right of any Buyer Indemnified Party or Seller Indemnified Party to indemnification pursuant to this Article IX will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty, or performance of or compliance with any covenant or agreement, referred to in Sections 9.1(a), (b) or (c).  The waiver of any condition contained in this Agreement, the Indemnity Escrow Agreement or the California Litigation Escrow Agreement based on the breach of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right of any Buyer Indemnified Party or Seller Indemnified Party to indemnification pursuant to this Article IX based on such representation, warranty, covenant or agreement.

ARTICLE X.
TERMINATION

Section 10.1 Termination.  Prior to the Closing, this Agreement may be terminated and the Transactions abandoned:

(a)   by the mutual consent of Buyer and the Seller Representative as evidenced in a writing signed by Buyer and the Seller Representative;

(b)   by Buyer (provided it is not then in material breach of any of its obligations under this Agreement), if there has been a material breach by Sellers of any representation, warranty or covenant contained in this Agreement (i) such that the conditions set forth in Section 8.2 would not be satisfied as of the time of such termination and (ii) such breach is incapable of being cured or has not been cured by Sellers within thirty (30) days after written notice thereof from Buyer;

(c)   by Seller Representative (provided no Seller is then in material breach of any of its obligations under this Agreement), if there has been a material breach by Buyer of any representation, warranty or covenant contained in this Agreement (i) such that the conditions set forth in Section 8.3 would not be satisfied as of the time of such termination and (ii) such breach is incapable of being cured or has not been cured by Buyer within thirty (30) days after written notice thereof from Seller Representative;

(d)   by either Buyer or Seller Representative if any Governmental Authority having competent jurisdiction has issued a final and non-appealable Order (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions; or

(e)   by either Buyer or the Seller Representative if the Closing has not occurred on or before the sixtieth (60th) day after the date of this Agreement (the “Outside Date”) or such later date as Buyer and the Seller Representative may agree upon; provided, however, that the Outside Date may be extended for a period not to exceed sixty (60) days by either Buyer or the Seller Representative by written notice to the other Party if the Transactions shall not have been consummated as a result of the conditions set forth in Section 8.1(b) failing to have been satisfied and the Party requesting such extension reasonably believe(s) that the relevant approvals will be obtained during such extension period; provided, further, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to (i) Buyer if Buyer’s failure or (ii) the Seller Representative if any Seller’s failure, to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date.

Section 10.2 Effect of Termination.  In the event of termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void and have no effect, and the obligations of the Parties under this Agreement shall terminate, except for the obligations set forth in Section 6.3 (Confidentiality), Section 9.8(b) (Limitation on Damages), this Section 10.2 and in Article XI (Miscellaneous), each of which shall survive termination of this Agreement; provided, however, that in the event the Closing has not occurred, each Party shall be entitled to all rights and remedies available at law or in equity for any breach of this Agreement.  In the event of a breach by any Seller of a representation or warranty of such Seller under Article III or of a Seller Individual Covenant, Buyer’s sole and exclusive recourse for such breach shall be to make a claim against such Seller, and in no event shall Buyer make or assert any claim for damages or other Losses against, or pursue any other remedy against, any other Seller or the Seller Representative with respect to such breach.  No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

ARTICLE XI.
MISCELLANEOUS

Section 11.1 Seller Representative.

(a)   By execution of this Agreement, each Seller hereby irrevocably appoints Texas Turnaround as its true and lawful representative, agent and attorney-in-fact (in such capacity, the “Seller Representative”) for the purposes of acting in the name, place and stead of Sellers in each of the following: (i) giving and receiving all notices or consents permitted or required by this Agreement and otherwise acting on Sellers’ behalf, and contractually binding each Seller, hereunder for all purposes specified herein; (ii) acknowledging, consenting to, ratifying or approving any amendments, supplements or restatements to any amendments to this Agreement that the Seller Representative may deem necessary or advisable, provided, that the Seller Representative shall not be authorized to agree to any amendment, supplement or restatement that (A) materially alters the price or terms of payment for the Shares, (B)  materially expands the scope of any representation, warranty or covenant of any Seller or the Sellers or (C) materially alters the indemnity provisions of Article IX; (iii) attending to any and all matters related to the Closing in accordance with Section 2.3; (iv) determining any amounts in accordance with Section 2.4 and Section 2.5; (v) determining whether conditions to the obligations of any of the Parties set forth in Article VIII have been met and waiving any such conditions; (vi) administering, controlling and satisfying any claim for indemnification (including by taking action pursuant to the Indemnity Escrow Agreement or California Litigation Escrow Agreement) by a Buyer Indemnified Party under Article IX or other claim under Section 10.2, subject to the limitations set forth in Section 9.5(a)(ii) and Section 10.2; and (vii) making, executing, acknowledging and delivering all such notices, requests, instructions, instruments, certificates, letters and other writings, and in general doing all things and taking all actions that the Seller Representative may consider necessary or proper in connection with or to carry out the terms of this Agreement, as fully as if each Seller were personally present and acting.  Buyer shall be entitled to rely upon any directions, instructions, consents, approvals, authorizations or other communications provided by the Seller Representative and, subject to the limitations set forth in Section 9.5(a)(ii) and Section 10.2, shall deal exclusively with the Seller Representative, rather than any Seller individually, with respect to all matters arising under this Agreement.  This power of attorney and all authority conferred hereby is granted and conferred subject to the interests of Buyer, and in consideration of those interests and for the purpose of this Agreement, this power of attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any Seller or by operation of Law, or by the occurrence of any other event.  All actions taken hereunder by Texas Turnaround in its capacity as the Seller Representative shall be deemed to be taken on behalf of Sellers as a group, and not on behalf of itself in its capacity as a Seller.

(b)   Each Seller hereby agrees that the terms of this Section 11.1 shall be binding upon its successors and assigns.

Section 11.2 Notices.  All notices, requests, claims, demands and other communications required or permitted hereunder will be in writing and shall be deemed to have been duly given or made by delivery in person by an internationally recognized courier service, by facsimile with receipt confirmed (followed by delivery of an original via an internationally recognized courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other addresses for a Party as shall be specified in a notice given in accordance with this Section 11.2):

If to the Seller Representative (which shall constitute notice to all Sellers except in connection with a claim against a particular Seller under Section 9.5(a)(ii) or Section 10.2), to:

Texas Turnaround LLC c/o ArcLight Capital Partners, LLC 200 Clarendon Street, 55th Floor Boston, MA 02117 Attention: Christine Miller, Esq. Fax: (617) 867-4698 cmiller@arclightcapital.com with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP 1000 Louisiana St., Suite 3900 Houston, TX 77002 Attention: Blake H. Winburne Fax: (713) 583-0889 bwinburne@mwe.com

If to any particular Seller in connection with a claim against such Seller under Section 9.5(a)(ii) or Section 10.2, to the addresses set forth on such Seller’s respective signature page hereto; and
If to Buyer or, after Closing, the Company or any Company Subsidiary, to:

EMCOR Group, Inc. 301 Merrit Seven Norwalk, CT 06851 Attention: Sheldon I. Cammaker, Esq. Facsimile: 203-849-7830

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: David A. Fine, Esq. Facsimile: 617-235-0030

Section 11.3 Assignment.  No Party shall assign this Agreement or any part hereof, by operation of Law or otherwise, without the prior written consent of the other Party.  Any attempted assignment in violation of this Section 11.3 shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.4 Rights of Third Parties.  Except for the provisions of Section 6.2(b), Section 6.6 and Article IX that are intended to be enforceable by the Persons respectively referred to therein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their permitted successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.5 Expenses.  Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisors and accountants; provided, however, that if the Closing occurs, the Company Transaction Expenses will be paid pursuant to Section 2.3(d).

Section 11.6 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any facsimile or electronic copies hereof or signatures hereon shall, for all purposes, be deemed originals.

Section 11.7 Entire Agreement.  This Agreement (together with the Disclosure Schedules, exhibits to this Agreement and any documents, instruments and certificates expressly referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the Transactions.  No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the Transactions exist between Buyer, on the one hand, and either any Seller or any of their Affiliates, on the other hand, except as expressly set forth in this Agreement or in any certificate delivered at Closing.

Section 11.8 Disclosure Schedules.  All capitalized terms used in the Disclosure Schedules but not defined therein shall have the respective meanings assigned to such terms in this Agreement.  No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules.  No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by any Seller that in and of itself, such information is material to or outside the ordinary course of the Business or is required to be disclosed on the Disclosure Schedules.  Each numbered Schedule in the Disclosure Schedules qualifies only the correspondingly numbered subsection of the representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such Schedule is disclosed in such a way as to make its relevance to such other subsection of any representation, warranty or covenant reasonably apparent.

Section 11.9 Amendments.  This Agreement may be amended or supplemented at any time by additional written agreements signed by Buyer and the Seller Representative, as may mutually be determined by them to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties.

Section 11.10 Publicity.  No Seller or any Affiliate or Representative of such Seller shall issue or cause the publication of any press release announcing the signing of this Agreement or the Closing without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), and neither Buyer nor its Affiliates shall issue or cause the publication of any press release announcing the signing of this Agreement or the Closing without the prior written consent of Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed), except, in each case, as may be required by Law or applicable securities exchange rules and except with respect to customary investor and analyst presentations, meetings and conference calls.

Section 11.11 Severability.  If any term or other provision of this Agreement is illegal, invalid or unenforceable under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision contained herein is, to any extent, invalid or unenforceable in any respect under the Laws governing this Agreement, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 11.12 Governing Law; Jurisdiction.

(a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to the conflict of laws principles thereof).  Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined in any state or federal court in New York, and each of the Parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the Transactions in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction.  The Parties further agree, to the extent permitted by Law, that a final and unappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.  Except to the extent that a different determination or finding is mandated due to the applicable Law being that of a different jurisdiction, the Parties agree that all judicial determinations or findings by a state or federal court in New York with respect to any matter under this Agreement shall be binding.

(b)   To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in this Section 11.12.

(c)   For purposes of any action, suit or proceeding described in Section 11.12(a) hereof, each of the Parties hereby irrevocably (i) consents to service of process in any manner permitted by New York Law or by delivery via internationally recognized overnight courier, at its address specified pursuant to Section 11.2, and agrees that any such service of process will constitute good and valid service of process in any such action, suit or proceeding and (ii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, suit or proceeding, or in any forum, that service of process made in accordance with clause (i) does not constitute good and valid service of process.

(d)   THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE ARISING FROM THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.13 Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, the other Parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at Law or in equity.  Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at Law would be adequate.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SELLERS: TEXAS TURNAROUND LLC

By: /s/ Daniel R. Revers
Name: Daniel R. Revers
Title: President

Notice Address:	Texas Turnaround LLC c/o ArcLight Capital Partners, LLC 200 Clarendon Street, 55th Floor Boston, MA 02117 Attention: Christine Miller, Esq. Fax: (617) 867-4698 Email: cmiller@arclightcapital.com with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP 1000 Louisiana St., Suite 3900 Houston, TX 77002 Attention: Blake H. Winburne Fax: (713) 583-0889 Email: bwinburne@mwe.com

ALTAIRSTRICKLAND GROUP INC.

By: /s/ Jerry R. Strickland
Name: Jerry R. Strickland
Title: Chairman

Notice Address:	AltairStrickland Group, Inc. 1605 S. Battleground Road La Porte, TX 77571 Attention: S. Creasman Fax: (281) 478-6206 Email: ______________________________

REP HOLDINGS LLC

By: /s/ Robert E. Parker
Name: Robert E. Parker
Title: President

Notice Address:	REP Holdings LLC 14394 Santa Gertrudis Drive Corpus Christi, TX 78410 Attention: Robert E. Parker Fax: (361) 289-6389 Email: REParker@RepconInc.com

ASG KEY EMPLOYEE LLC

By: /s/ Brett Alston
Name: Brett Alston
Title: President

Notice Address:	ASG Key Employee LLC 6809 Old Oaks Blvd. Pearland, TX 77584 Attention: Brett Alston Fax: (281) 220-6476 Email: balston@altairstrickland.com

REPCON KEY EMPLOYEE LLC

By: /s/ Alan M. Blundell
Name: Alan M. Blundell
Title: President

Notice Address:	Repcon Key Employee LLC 7501 Up River Road Corpus Christi, TX 78409 Attention: Alan M. Blundell Fax: (361) 289-6389 Email: AMBlundell@Repcon.com

GULFSTAR MB II, LTD.

By: /s/ W. Clifford Atherton, Jr.
Name: W. Clifford Atherton, Jr.
Title: Exec. VP of its General Partner, Gulf Star Group GP, LLC

Notice Address:	GulfStar MB II, Ltd. 700 Louisiana St., Suite 3800 Houston, TX 77002 Attention: Cliff Atherton Fax: (713) 300-2021 Email: catherton@gulfstargroup.com

/s/ Dorothy Miller
Dorothy Miller, M.D., as Trustee of the James T. Robinson and Diana J. Robinson 2010 Irrevocable Trust

Notice Address:	_______________________________ _______________________________ Fax: ___________________________ Email: _________________________

/s/ Steven Paul Rothbauer
Steven Paul Rothbauer, as Trustee of the Steven Rothbauer 2012 Descendant’s Trust

Notice Address:	3509 Dappled Ridge Way Pearland, TX 77581 Fax: 332-202-2566 Email: Steve@rothland.net
/s/ Patia Lynn Strickland
Patia Lynn Strickland, as Co-Trustee of the Patia Strickland 2012 Descendant’s Trust

Notice Address:	718 Electra Drive Houston, TX 77079 Fax: ___________________________ Email: patia@live.com

/s/ Carter Scott Strickland
Carter Scott Strickland, as Co-Trustee of the Patia Strickland 2012 Descendant’s Trust

Notice Address:	1712 Acacia Blvd Austin, TX 78733 Fax: ___________________________ Email: cstrickland70@gmail.com
/s/ Patia Lynn Strickland
Patia Lynn Strickland, as Co-Trustee of the Carter Strickland 2012 Descendant’s Trust

Notice Address:	718 Electra Drive Houston, TX 77079 Fax: ___________________________ Email: patia@live.com

/s/ Carter Scott Strickland
Carter Scott Strickland, as Co-Trustee of the Carter Strickland 2012 Descendant’s Trust
Notice Address:	1712 Acacia Blvd Austin, TX 78733 Fax: ___________________________ Email: cstrickland70@gmail.com

/s/ Trent Michael Walton
Trent Michael Walton, as Co-Trustee of the Walton 2012 Grandchildren’s Trust

Notice Address:	_______________________________ _______________________________ Fax: ___________________________ Email: _________________________

/s/ Scott Joseph Walton
Scott Joseph Walton, as Co-Trustee of the Walton 2012 Grandchildren’s Trust

Notice Address:	700 Twisted Oak Dr. Horseshoe Bay, TX 78657 Fax: 830-825-3022 Email: scott@mustangmania.com

BUYER:

EMCOR GROUP, INC.

By: /s/ Anthony J. Guzzi
Name: Anthony J. Guzzi
Title: President and CEO